Exhibit (h)(5)

BlackRock 1940 Act Funds

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

April 16, 2020

among

the Borrowers party hereto,

the Banks party hereto,

Citibank, N.A.,

Bank of America, N.A.,

Wells Fargo Bank, N.A.,

Goldman Sachs Bank USA,

Morgan Stanley Senior Funding, Inc., and

State Street Bank and Trust Company,

as Syndication Agents

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Arranged by

JPMorgan Chase Bank, N.A.,

Citigroup Global Markets Inc.,

BofA Securities, Inc.,

Wells Fargo Securities, LLC,

Goldman Sachs Bank USA,

Morgan Stanley Senior Funding, Inc., and

State Street Bank and Trust Company,

as Joint Lead Arrangers and Joint Bookrunners

ACTIVE 255598135

4.12	Investment Policies .................................................................................................	36
4.13	Status of Loans.......................................................................................................	37
4.14	ERISA .....................................................................................................................	37
4.15	Taxes .......................................................................................................................	37
4.16	Asset Coverage .......................................................................................................	37
4.17	Full Disclosure ........................................................................................................	37
4.18	Anti-Corruption Laws and Sanctions.....................................................................	37
4.19	Affected Financial Institutions...............................................................................	38
ARTICLE V COVENANTS..........................................................................................................		38
5.1	Information .............................................................................................................	38
5.2	Existence .................................................................................................................	39
5.3	Nature of Business ..................................................................................................	40
5.4	Books, Records and Access ....................................................................................	40
5.5	Insurance .................................................................................................................	40
5.6	Asset Coverage Ratio.............................................................................................	40
5.7	Changes to Organization Documents, etc ...............................................................	40
5.8	Service Providers ....................................................................................................	40
5.9	Payment of Obligations..........................................................................................	41
5.10	Compliance with Laws ...........................................................................................	41
5.11	Debt........................................................................................................................	41
5.12	Negative Pledge ......................................................................................................	42
5.13	Consolidations, Mergers and Sales of Assets .........................................................	42
5.14	Use of Proceeds......................................................................................................	42
5.15	Compliance with Prospectus..................................................................................	42
5.16	Tax Status...............................................................................................................	43
5.17	No Subsidiary.........................................................................................................	43
5.18	ERISA .....................................................................................................................	43
5.19	Distributions...........................................................................................................	43
5.20	Custodian ................................................................................................................	43
5.21	Acquisitions ............................................................................................................	44
5.22	Designated Subsidiary Activities...........................................................................	44
5.23	Designated Parent Borrower Sale of Assets, Etc ....................................................	44
ARTICLE VI EVENTS OF DEFAULTS......................................................................................		44
6.1	Events of Default ....................................................................................................	44
6.2	Remedies................................................................................................................	45
6.3	Notice of Default....................................................................................................	46
ARTICLE VII THE ADMINISTRATIVE AGENT......................................................................		46
7.1	Appointment and Authorization .............................................................................	46
7.2	Action by the Administrative Agent .......................................................................	46
7.3	Consultation with Experts......................................................................................	46
7.4	Liability of the Administrative Agent....................................................................	46
7.5	Indemnification .......................................................................................................	47
7.6	Credit Decision .......................................................................................................	47
7.7	Successor Administrative Agents ...........................................................................	47
	ii

ACTIVE 255598135

7.8	Administrative Agent as a Bank .............................................................................	48
7.9	Distribution by the Administrative Agent..............................................................	48
7.10	Defaulting Bank ......................................................................................................	48
7.11	Joint Lead Arrangers; Syndication Agents etc.......................................................	50
7.12	Certain ERISA Matters ...........................................................................................	50
7.13	Posting of Communications...................................................................................	52
ARTICLE VIII MISCELLANEOUS ............................................................................................		54
8.1	Notices ....................................................................................................................	54
8.2	No Waivers .............................................................................................................	55
8.3	Expenses; Documentary Taxes; Indemnification ...................................................	55
8.4	Set Off....................................................................................................................	56
8.5	Amendments and Waivers ......................................................................................	57
8.6	Successors and Assigns..........................................................................................	59
8.7	Additional Borrowers.............................................................................................	60
8.8	Governing Law; Submission to Jurisdiction..........................................................	61
8.9	Counterparts; Integration ........................................................................................	62
8.10	WAIVER OF JURY TRIAL..................................................................................	63
8.11	Confidentiality ........................................................................................................	63
8.12	Representations and Warranties of the Banks ........................................................	63
8.13	USA PATRIOT Act...............................................................................................	64
8.14	Acknowledgement and Consent to Bail-In of Affected Financial Institutions......	64
8.15	Amendment and Restatement .................................................................................	65
8.16	German Bank Separation Act .................................................................................	65

Exhibit A - Form of Allocation Notice

Exhibit B - Form of Notice of Borrowing

Exhibit C - Form of Notice of Paydown

Exhibit D -	Form of Note

Exhibit E - Form of Compliance Certificate

Exhibit F - Form of Assignment and Acceptance

Exhibit G -	Form of Joinder

Schedule H - Form of Accession Agreement

Schedule 1 - Addresses for Notices and Commitment Amounts

Schedule 4.9 - Borrowers With Less Than 25% of Assets in Margin Stock

Schedule 4.11 - Designated Parent Borrower and Designated Subsidiaries

Schedule 5.20 - List of Custodians

iii

ACTIVE 255598135

Schedule 8.7 - Additional Borrowers

iv

ACTIVE 255598135

SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 16, 2020, is made by and among each of the investment companies, and to the extent any Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, each Delaware LLC, Trust or Maryland corporation on behalf of such Borrower, as are or may become party hereto listed on the signature pages hereto or hereafter added hereto, the various banks as are or may become party hereto (collectively, the "Banks"), Citibank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and State Street Bank and Trust Company, as syndication agents, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks.

W I T N E S S E T H:

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, are open- end or closed-end management investment companies registered under the Act;

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, on behalf of such Borrowers, severally desire to obtain Commitments from the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $1,750,000,000 in respect of Tranche A Loans and $500,000,000 in respect of Tranche B Loans, will be made to such Borrowers from time to time prior to the Termination Date;

WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Loans to the Borrowers; and

WHEREAS, the proceeds of the Loans will be used by the Borrowers to fund shareholder redemptions, tender offers or share repurchases, as applicable, and for other lawful purposes as allowed under the Act, other than for leverage or the making of interfund loans;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1Definitions. The following terms, as used herein, have the following meanings:

"Act" means the Investment Company Act of 1940, as amended.

"Administrative Agent" means JPMorgan Chase Bank, N.A. acting as Administrative Agent for the Banks and any successor thereof in such capacity.

"Adviser" means BlackRock Advisors, LLC or one of its Affiliates, as investment adviser, sub-adviser or administrator to a Borrower.

ACTIVE 255598135

"Adviser Persons" is defined in Section 1.4.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" has the meaning ascribed to the term "Affiliated Person" in the Act and the rules and regulations thereunder.

"Agreement" means this Seventh Amended and Restated Credit Agreement, as amended, restated supplemented or otherwise modified from time to time.

"Allocation Notice" means a notice, substantially in the form of Exhibit A, furnished to the Administrative Agent by or on behalf of each Borrower setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under this Agreement other than principal and interest in respect of Loans. The allocation of liability among the Borrowers as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Administrative Agent until a later dated Allocation Notice is delivered to the Administrative Agent.

"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Applicable Margin" means, for any day, 0.80% per annum.

"Approved Electronic Platform" has the meaning set forth in Section 7.13(a).

"Asset Coverage Ratio" means, with respect to any Borrower, the ratio which the Net Asset Value of such Borrower bears to the aggregate amount of Senior Securities Representing Indebtedness of such Borrower.

"Assignee" has the meaning set forth in Section 8.6(c).

"Assignment and Acceptance" has the meaning set forth in Section 8.6(c).

"Authorized Signatory" means the president, the executive vice president, any senior vice president, any vice president, the treasurer, the secretary or any other duly authorized officer of a Borrower or any duly authorized employee of Black Rock Advisors, LLC or any of its affiliated investment advisers designated by such Borrower as its agent, provided that the Administrative Agent shall have received a manually signed certificate of the Secretary or other duly authorized officer of such Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer or agent and such duly authorized officer or agent shall be reasonably satisfactory to the Administrative Agent.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

ACTIVE 255598135

"Bail-In Legislation" means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank" is defined in the preamble.

"Bankruptcy Event" means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

"Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"Borrower" means each Person that is a signatory hereto as a Borrower and each series or class of shares of a Delaware LLC, a Trust or a Maryland corporation which constitutes a "series" under the Act, which is a signatory to this Agreement or which becomes a signatory to this Agreement as a Borrower following the approval of all the Banks.

"Borrowing" means a borrowing hereunder consisting of Loans made to a Borrower on the same day by the Banks under Article II.

"Borrowing Date" means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.2(a) hereof.

"Business Day" means any day which is not (a) a Saturday or Sunday, (b) a day on which commercial banks are authorized or required to be closed in New York City, New York or (c) a day on which the New York Stock Exchange, Inc. is authorized or required to be closed.

ACTIVE 255598135

"Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any Person controlling a bank.

"Change in Law" is defined in Section 2.15(b).

"Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

"Commitment" means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder and to acquire participations in Swing Line Advances.

"Commitment Amount" means, with respect to each Bank, collectively, its Tranche A Commitment Amount and its Tranche B Commitment Amount; and "Commitment Amounts" means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Commitment Amounts equal $2,250,000,000.

"Committed Loans" means loans made pursuant to Section 2.1(a).

"Commitment Percentage" means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank's percentage of the aggregate Tranche A Commitment Amounts of all of the Banks and such Bank's percentage of the aggregate Tranche B Commitment Amounts of all of the Banks; provided that when a Defaulting Bank shall exist, "Commitment Percentage" shall mean the percentage of the total Tranche A Commitment Amounts (disregarding any Defaulting Bank's Tranche A Commitment Amount) represented by such Bank's Tranche A Commitment Amount and the percentage of the total Tranche B Commitment Amounts (disregarding any Defaulting Bank's Tranche B Commitment Amount) represented by such Bank's Tranche B Commitment Amount; and, if the Commitments have terminated or expired, the Commitment Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any Bank's status as a Defaulting Bank at the time of determination. For the avoidance of doubt, each Bank shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts.

"Compliance Certificate" means a certificate in substantially the form of Exhibit E.

"Custodian" means, on any date, the entity which acts as a Borrower's custodian for purposes of Section 17(f) of the Act.

"Debt" of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with GAAP, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit, or other

ACTIVE 255598135

similar obligations, (g) all obligations of such Person in respect of banker's acceptances and under reverse repurchase agreements, and (h) all obligations of such Person in respect of senior securities for purposes of the Act.

"Default" means with respect to a Borrower any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default by such Borrower.

"Defaulting Bank" means, subject to Section 7.10(g), any Bank that: (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans,

(ii)fund any portion of its participations in Swing Line Advances or (iii) pay over to the Administrative Agent or any Bank (the Administrative Agent and each Bank, including without limitation, each Swing Line Lender, a "Credit Party") any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank's good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank's good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied); (c) has failed, within three (3) Business Days after request by a Borrower, the Administrative Agent or any Swing Line Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Swing Line Advances under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon such Credit Party's receipt of such certification in form and substance satisfactory to it and the Administrative Agent; (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; or (e) ceases to be a "Bank" (as defined in the Act). Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Defaulting Bank upon delivery of written notice of such determination to the Borrowers, each Swing Line Lender and each Bank.

"Delaware LLC" means each investment company listed on the signature pages hereto as a Delaware limited liability company.

"Designated Coverage Borrower" means each of BlackRock Advantage Emerging Markets Fund, BlackRock China A Opportunities Fund, BlackRock Commodity Strategies Fund, BlackRock Emerging Markets Equity Strategies Fund, BlackRock Global Long/Short Credit Fund, BlackRock Global Long/Short Equity Fund and BlackRock Systematic Multi-Strategy Fund, and, after the date hereof, each other Borrower designated as a "Designated Coverage Borrower" in the Joinder to which such Borrower is a party.

"Designated Parent Borrower" means each Borrower identified as a Designated Parent Borrower on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time).

ACTIVE 255598135

"Designated Subsidiary" means each Subsidiary identified as a Designated Subsidiary on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time), organized under the laws of the jurisdiction identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time) that is a wholly-owned Subsidiary of the applicable Designated Parent Borrower identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time), provided that, for the avoidance of doubt, no Designated Subsidiary may be a Borrower.

"Distribution" means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower, other than dividends payable solely in shares of common stock or other ownership interests of a Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Borrower, directly or indirectly; the return of capital by a Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower.

"Division" means the division of the assets, liabilities and/or obligations of a Person (the "Dividing Person") among two or more Persons (whether pursuant to a "plan of division" or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,

(b)any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Effective Date" means April 16, 2020.

"Electronic Signature" means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute.

"ERISA Group" means a Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Code.

ACTIVE 255598135

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

"Event of Default" has the meaning set forth in Section 6.1.

"Existing Credit Agreement" means that certain Sixth Amended and Restated Credit Agreement, dated as of April 18, 2019, among certain of the Borrowers, certain of the Banks, Citibank, N.A., Bank of America, N.A., Wells Fargo Bank, N.A., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and State Street Bank and Trust Company, as syndication agents, and the Administrative Agent.

"Failure" has the meaning set forth in Section 7.10(b).

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

"Federal Funds Rate" means, for any day, the rate calculated by the New York Fed based on such day's federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as the federal funds effective rate, provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"FRB" means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

"GAAP" means United States generally accepted accounting principles.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall

ACTIVE 255598135

not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Indemnified Liabilities" has the meaning set forth in Section 8.3(b).

"Indemnified Parties" has the meaning set forth in Section 8.3(b).

"Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code of the United States.

"Interfund Lending" means lending by an investment company or a series or portfolio of an investment company advised by the Investment Adviser or an Affiliate thereof to one or more other investment companies or series or portfolios of an investment company advised by the Investment Adviser or an Affiliate thereof, or borrowing by an investment company or a series or portfolio of an investment company advised by the Investment Adviser or an Affiliate thereof from one or more other investment companies or series or portfolios of an investment company advised by the Investment Adviser or an Affiliate thereof, in either case pursuant to an Interfund Lending Exemptive Order, or otherwise allowed by any applicable law.

"Interfund Lending Exemptive Order" means an exemptive order, including any amended or supplemental order, issued by the SEC authorizing Interfund Lending.

"Interfund Loan" means a loan to a Borrower pursuant to an Interfund Lending arrangement.

"LIBOR" means, for any day for any borrowing, an interest rate per annum equal to the London interbank offered rate administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) displayed on Reuters Screen LIBOR01 Page (or on any successor or substitute page) (the "LIBOR Screen Rate") at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on such date for U.S. Dollar deposits with a maturity equal to one month; provided that if any such screen is replaced or ceases to be available, the Administrative Agent may specify another screen or service displaying the appropriate rate after consultation with the Borrowers and the Banks; and provided further that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"LIBOR Unavailability Event" means the Administrative Agent's having determined (which determination shall be conclusive absent manifest error) that (a) adequate and reasonable means do not exist for ascertaining LIBOR and such circumstances are unlikely to be temporary or (b) the circumstances set forth in clause (a) have not arisen but either: (v) the supervisor for the administrator of LIBOR has made a public statement that LIBOR (A) is no longer representative of the underlying market in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of the date of such statement or (B) will no longer be representative of the underlying market after a specific date, in which case the "LIBOR Unavailability Event" shall be deemed to

ACTIVE 255598135

have occurred as of such specific date; (w) the supervisor for the administrator of LIBOR has made a public statement that the administrator of LIBOR (A) is insolvent (and there is no successor administrator that will continue publication of LIBOR), in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of the date of such statement, or (B) will be insolvent as of a specific date (and there will be no successor administrator that will continue publication of LIBOR), in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of such specific date; (x) the administrator of LIBOR has made a public statement identifying a specific date after which LIBOR will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of LIBOR), in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of such specific date; (y) the supervisor for the administrator of LIBOR has made a public statement identifying a specific date after which LIBOR will permanently or indefinitely cease to be published in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of such specific date; or (z) the supervisor for the administrator of LIBOR or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR may no longer be used for determining interest rates for loans in which case the "LIBOR Unavailability Event" shall be deemed to have occurred as of such specific date.

"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

"Loan Documents" means, collectively, this Agreement, the Notes, if any, issued pursuant to Section 2.4, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

"Loans" means an extension of credit made or to be made to a Borrower by the Banks pursuant to Article II. Loans shall include both Committed Loans and Swing Line Advances.

"Maryland corporation" means each investment company listed as such on the signature pages hereof.

"Material Adverse Effect" means, with respect to any Borrower, any change that is material and adverse to (x) the condition (financial or otherwise) or business of such Borrower, (y) the ability of such Borrower to duly and punctually pay and perform all or any of its Obligations or (z) the rights and remedies of the Administrative Agent and the Banks under, or the validity or enforceability of, any of the Loan Documents with respect to such Borrower.

"Maximum Amount" has the meaning set forth in Section 2.1(a).

"Moody's" means Moody's Investors Services, Inc., or any successor acceptable to the Required Banks performing substantially the same function.

"Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

ACTIVE 255598135

"Net Asset Value" means, at any date, with respect to any Borrower, Total Assets (other than, if the Borrower is a Designated Parent Borrower, the value of, without duplication, (i) all assets belonging to such Borrower's Designated Subsidiaries and (ii) such Borrower's direct or indirect debt, equity or other interests or investments in such Borrower's Designated Subsidiaries) less Total Liabilities (other than Senior Securities Representing Indebtedness). For the purposes of calculating Net Asset Value, the amount of any liability (other than a liability in respect of customary liabilities to custodians) deducted from Total Assets of such Borrower shall be equal to the greater of (x) the outstanding amount of such liability and (y) the fair market value of all assets securing such liability.

"New York Fed" means the Federal Reserve Bank of New York.

"New York Fed Bank Rate" means the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term "New York Fed Bank Rate" shall mean the average of the rates quoted for such day for a federal funds transaction at 11:00 a.m. (New York time) on such day received by the Administrative Agent from two Federal funds brokers of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"Note" means any promissory note issued pursuant to Section 2.4.

"Notes" means the promissory notes of the Borrowers issued pursuant to Section 2.4.

"Notice of Borrowing" has the meaning set forth in Section 2.2(a).

"Obligations" means, with respect to any Borrower, all indebtedness, obligations and liabilities of such Borrower to any of the Banks and the Administrative Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to such Borrower hereunder or under any of the Notes or other instruments at any time evidencing any thereof.

"Organization Documents" means, for any Borrower that is a Delaware LLC or a series of a Delaware LLC, the certificate of formation and the operating or limited liability company agreement, for any Borrower that is a Trust or a series of a Trust, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such Trust, and for any Borrower that is a Maryland corporation or a series of a Maryland corporation, the charter and bylaws of such Maryland corporation.

"Other Agents" has the meaning set forth in Section 7.11.

"Overnight Bank Funding Rate" means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the New York Fed as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.

ACTIVE 255598135

"Participant" has the meaning set forth in Section 8.6(b).

"Participant Register" has the meaning set forth in Section 8.6(b).

"Permitted Asset Coverage Ratio" means (i) for each Designated Coverage Borrower, 400% and (ii) for each other Borrower, 300%.

"Person" means an individual, a corporation (or series thereof), limited liability company (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 302 or Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

"Plan Asset Regulations" means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

"Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

"Prospective Banks" has the meaning set forth in Section 2.17.

"Prospectus" means, with respect to a Borrower, the current prospectus of such Borrower delivered to the Administrative Agent prior to the date hereof and any subsequent prospectus of such Borrower (or Part A of such Borrower's registration statement).

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Register" has the meaning set forth in Section 8.6(c).

"Regulation U" means Regulation U of the FRB, as in effect from time to time.

"Required Banks" means, at any time, Banks having Revolving Credit Exposures and unused Commitments representing more than fifty percent (50%) of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that Defaulting Banks may be excluded from "Required Banks" as set forth in Section 7.10(b); provided further that at all times prior to, and for all decisions other than, declaring the Loans to be due and payable pursuant to Article VI, each Bank's Swing Line Exposure shall be deemed to be equal to its Commitment Percentage of the total Swing Line Exposure at such time; provided further that for purposes of declaring the Loans to be due and payable pursuant to Article VI, and for all purposes after the

ACTIVE 255598135

Loans become due and payable pursuant to Article VI or the Commitments expire or terminate, then, as to each Bank, clause (a) of the definition of Swing Line Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Bank shall have funded its participation in the outstanding Swing Line Advances.

"Reserve Requirement" means, with respect to any interest period relevant to LIBOR, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Committed Loans and its Swing Line Exposure at such time.

"Revolving Credit Period" means the period from and including the Effective Date to but excluding the Termination Date.

"S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business, or any successor acceptable to the Required Banks performing substantially the same function.

"SAI" means, with respect to a Borrower (if applicable), the current statement of additional information of such Borrower (or Part B of such Borrower's registration statement) and any subsequent statement of additional information of such Borrower.

"Sanctioned Country" means, at any time, a country, region or territory which is, or whose government is, the subject or target of any Sanctions.

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, or Her Majesty's Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country.

"Sanctions" means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.

"Section 2.12(a) Tax" has the meaning set forth in Section 2.12(a).

"Senior Securities Representing Indebtedness" means any Senior Security other than those identified in clause (e) of the definition thereof. Senior Securities Representing Indebtedness

ACTIVE 255598135

includes, without limitation, all Loans, Interfund Loans and reverse repurchase agreements that are Senior Securities (as determined in accordance with the Act and the rules and regulations promulgated thereunder).

"Senior Security" means any (a) bond, (b) debenture, (c) note or (d) similar obligation or instrument constituting a security and evidencing indebtedness (including, without limitation, all Loans and Interfund Loans), and (e) any share of beneficial interest or common stock, as the case may be, of a Borrower, of a class (other than a class established in accordance with Section 18 of the Act) having priority over any other class of shares of such Borrower as to distribution of assets or payment of dividends.

"Subsidiary" of a Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

"Swing Line Advance" means a Tranche A Swing Line Advance or a Tranche B Swing Line Advance, as applicable.

"Swing Line Commitment" means as to any Swing Line Lender (i) the amount set forth opposite such Swing Line Lender's name on Schedule 1 hereof or (ii) if such Swing Line Lender has entered into an Assignment and Acceptance, the amount set forth for such Swing Line Lender as its Swing Line Commitment in the Register maintained by the Administrative Agent pursuant to Section 8.6(c).

"Swing Line Exposure" means, at any time, the aggregate principal amount of all Swing Line Advances outstanding at such time. The Swing Line Exposure of any Bank at any time shall be the sum of (a) its Commitment Percentage of the total Swing Line Exposure at such time other than with respect to any Swing Line Advances made by such Bank in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Swing Line Advances made by such Bank as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Banks in such Swing Line Advances).

"Swing Line Lenders" means JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., State Street Bank and Trust Company and Wells Fargo Bank, N.A., each in its capacity as a lender of Swing Line Loans hereunder.

"Swing Line Participation Amount" has the meaning given such term in Section 2.1(b).

"Termination Date" means April 15, 2021, or such earlier date on which the Commitments shall terminate as provided herein.

"Total Assets" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Borrower on such date prepared in accordance with GAAP. The assets of a Borrower shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most recent Prospectus and SAI (if applicable). Without limiting the foregoing, in order to ensure that Borrowers that are part of any master/feeder or fund-of- funds structure do not borrow against the

ACTIVE 255598135

same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another Borrower, the value of such assets shall, as between both such Borrowers, only be counted once. By way of example, suppose (i) Borrower A invests solely in Borrower B, (ii) the value of A's assets equals $1,000,000 and (iii) the value of B's assets equals $10,000,000; if, in calculating A's Asset Coverage Ratio, it is identified as having Total Assets equal to $1,000,000, then for purposes of calculating B's Asset Coverage Ratio, B's Total Assets shall be limited to $9,000,000. For purposes of calculating the Total Assets of any Borrower that is a lender of an Interfund Loan that is outstanding at the time of determination, the value of such Interfund Loan at such time shall be subtracted from such Borrower's Total Assets.

"Total Liabilities" means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Borrower on such date prepared in accordance with GAAP.

"Total Revolving Credit Exposure" means, the sum of the outstanding principal amount of all Banks' Committed Loans and their Swing Line Exposure at such time; provided, that clause (a) of the definition of Swing Line Exposure shall only be applicable to the extent Banks shall have funded their respective participations in the outstanding Swing Line Advances.

"Tranche A Borrowers" means the Borrowers.

"Tranche A Commitment Amount" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading, "Tranche A Commitment Amount", as such amount may be reduced from time to time pursuant to Section 2.5 or reduced or increased from time to time pursuant to Section 8.6; and "Tranche A Commitment Amounts" means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Tranche A Commitment Amounts equal $1,750,000,000.

"Tranche A Loans" means loans made pursuant to Section 2.1(a)(i).

"Tranche A Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Tranche A Loans and its Tranche A Swing Line Exposure at such time.

"Tranche A Sublimit" means (i) with respect to the Tranche B Borrowers, $350,000,000 and (ii) with respect to the other Tranche A Borrowers, the aggregate Tranche A Commitment Amounts.

"Tranche A Swing Line Advance" means any loan made or to be made to a Tranche A Borrower as contemplated by Section 2.1(b).

"Tranche A Swing Line Exposure" means, at any time, the aggregate principal amount of all Tranche A Swing Line Advances outstanding at such time. The Tranche A Swing Line Exposure of any Bank at any time shall be the sum of (a) its Commitment Percentage of the total Tranche A Swing Line Exposure at such time other than with respect to any Tranche A Swing Line Advances made by such Bank in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Tranche A Swing Line Advances made by such Bank as a Swing Line

ACTIVE 255598135

Lender outstanding at such time (less the amount of participations funded by the other Banks in such Tranche A Swing Line Advances).

"Tranche B Borrowers" means BlackRock Floating Rate Income Portfolio.

"Tranche B Commitment Amount" means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading, "Tranche B Commitment Amount", as such amount may be reduced from time to time pursuant to Section 2.5 or reduced or increased from time to time pursuant to Section 8.6; and "Tranche B Commitment Amounts" means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Tranche B Commitment Amounts equal $500,000,000.

"Tranche B Loans" means loans made pursuant to Section 2.1(a)(ii).

"Tranche B Revolving Credit Exposure" means, with respect to any Bank at any time, the sum of the outstanding principal amount of such Bank's Tranche B Loans and its Tranche B Swing Line Exposure at such time.

"Tranche B Swing Line Advance" means any loan made or to be made to a Tranche B Borrower as contemplated by Section 2.1(b).

"Tranche B Swing Line Exposure" means, at any time, the aggregate principal amount of all Tranche B Swing Line Advances outstanding at such time. The Tranche B Swing Line Exposure of any Bank at any time shall be the sum of (a) its Commitment Percentage of the total Tranche B Swing Line Exposure at such time other than with respect to any Tranche B Swing Line Advances made by such Bank in its capacity as a Swing Line Lender and (b) the aggregate principal amount of all Tranche B Swing Line Advances made by such Bank as a Swing Line Lender outstanding at such time (less the amount of participations funded by the other Banks in such Tranche B Swing Line Advances).

"Trust" means each investment company listed as such on the signature pages hereof.

"Trust Agreement" means, with respect to a Trust, such Trust's trust agreement and declaration of trust or similar instruments, as amended from time to time.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down

ACTIVE 255598135

and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by a Borrower's independent public accountants) with the most recent audited financial statements of such Borrower delivered to the Banks hereunder.

1.3Assumptions Regarding Structure. The parties acknowledge and agree that with respect to certain Delaware LLCs, Trusts and Maryland corporations, such Delaware LLCs, Trusts and Maryland corporations are comprised of one or more separate Borrowers and that such Borrowers are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Delaware LLCs, Trusts or Maryland corporations are executing this Agreement on behalf of their specified respective Borrowers.

1.4Authority of Adviser; Adviser Disclaimer. Each of the Borrowers hereby confirms that the Adviser and the employees of the Adviser designated by such Borrower as its agents have been duly authorized to act on behalf of such Borrower for purposes of this Agreement and to take all actions which such Borrower is entitled or required to take hereunder, including, without limitation, requesting the making or conversion of Loans on behalf of a Borrower pursuant to Section 2, reducing or terminating the Commitments as to one or more Borrowers, and executing and delivering any and all certificates, reports, financial information and notices required to be delivered to the Administrative Agent hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder, the Adviser is acting solely in its capacity as investment adviser for a Borrower and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, "Adviser Persons") shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder and (c) neither the Adviser nor any Adviser Person shall be responsible in any manner to the Administrative Agent or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement, any other Loan Document or in any information, report, certificate or other document furnished by the Adviser on behalf of any Delaware LLC, Trust, Maryland corporation or Borrower in connection with this Agreement.

1.5Rates. The interest rate on the Loans is determined by reference to LIBOR, which is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct

ACTIVE 255598135

Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the "IBA") for purposes of the IBA's setting LIBOR. As a result, it is possible that LIBOR may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. If a LIBOR Unavailability Event occurs, the interest rate on the Loan shall be determined without reference to LIBOR, in the manner specified in Section 2.8. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to LIBOR or other rates herein, including without limitation, whether any such rate, as it may or may not be adjusted, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as did, LIBOR prior to its discontinuance or unavailability. Nothing in this Section 1.5 shall imply any obligation of the Administrative Agent or any Bank to extend the availability or maturity of Loans hereunder beyond the Termination Date.

ARTICLE II

THE CREDIT

2.1Commitments to Lend. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans denominated in U.S. dollars to the Borrowers, and the Borrowers may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by a Borrower to the Administrative Agent given in accordance with Section 2.2(a) hereof,

(i)such sums as are requested by the Tranche A Borrowers, and

(ii)such sums as are requested by the Tranche B Borrowers,

in each case in an aggregate principal amount that will not result (after giving effect to all amounts requested) in (a) such Bank's Tranche A Revolving Credit Exposure exceeding such Bank's Tranche A Commitment Amount, (b) such Bank's Tranche B Revolving Credit Exposure exceeding such Bank's Tranche B Commitment Amount, (c) such Bank's Revolving Credit Exposure exceeding such Bank's Commitment Amount, (d) the aggregate principal amount of all Tranche A Loans to each Tranche A Borrower exceeding its respective Tranche A Sublimit, (e) the Total Revolving Credit Exposures exceeding the total Commitment Amounts or (f) such Borrower having outstanding more than it is permitted to borrow at such time under applicable laws and regulations, the limitations on borrowing adopted by such Borrower in its Prospectus and/or SAI (if applicable) or elsewhere, and any agreements with federal, state, local or foreign governmental authorities or regulators, in each case as in effect from time to time (the "Maximum Amount"). Each Borrowing under this Section shall be in an aggregate principal amount of not less than (x) for Tranche A Loans, $500,000, and integral multiples of $100,000 in excess thereof, and (y) for Tranche B Loans, $5,000,000, and integral multiples of $1,000,000 in excess thereof. Each Borrowing under this Section shall be made from the several Banks pro rata in accordance with each Bank's Commitment Percentage.

ACTIVE 255598135

(b)Notwithstanding the provisions of clause (a) of this Section 2.1, and subject to the terms and conditions of this Agreement, each Swing Line Lender agrees to make (x) a portion of its Tranche A Commitment Amount available by making Loans to any one or more Tranche A Borrowers and (y) a portion of its Tranche B Commitment Amount available by making Loans to the Tranche B Borrowers, and each Borrower may borrow, repay and reborrow such Swing Line Advances, from time to time during the Revolving Credit Period, upon notice by any Borrower to the Administrative Agent in accordance with Section 2.2(b), in each case in an aggregate principal amount that will not result (after giving effect to all amounts requested) at any one time outstanding in (i) the aggregate principal amount of outstanding Swing Line Advances made by such Swing

Line Lender exceeding such Swing Line Lender's Swing Line Commitment, (ii) such Swing Line

Lender's Tranche A Revolving Credit Exposure exceeding its Tranche A Commitment Amount,

(iii)such Swing Line Lender's Tranche B Revolving Credit Exposure exceeding its Tranche B Commitment Amount, (iv) such Swing Line Lender's Revolving Credit Exposure exceeding its

Commitment Amount or (v) the sum of the Total Revolving Credit Exposure exceeding the total Commitment Amounts. All Swing Line Advances shall be made by the Swing Line Lenders on a pro rata basis. Each Borrower promises to pay each Swing Line Advance made to such Borrower, together with any and all accrued and unpaid interest thereon, on the earlier of (A) ten (10) days after the date such Swing Line Advance was made, (B) the date of the next Loan made to such Borrower by the Banks pursuant to clause (a) of this Section, and (C) the Termination Date. If (x) any Swing Line Advance remains outstanding to any Borrower more than ten (10) days from the date of the advance thereof, (y) Loans are not requested pursuant to clause (a) of this Section by such Borrower prior to the Termination Date, or (z) the Administrative Agent so requests at any time in its sole and absolute discretion, then each Bank (including each of the Swing Line Lenders in its respective capacity as a Bank) shall fund its pro rata share (based upon such Bank's

Commitment Percentage) of the principal amount of such Swing Line Advance with a Committed

Loan. Each Bank's obligation to make such payments to the Administrative Agent for account of the Swing Line Lenders under this clause (b), and the Swing Line Lenders' rights to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (b), the financial condition of any Borrower, the existence of any Default or Event of Default, the failure of any of the conditions set forth in Article III to be satisfied, or the termination of the Commitments. Each such payment to the Swing Line Lenders shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank agrees to fund its pro rata share of such outstanding Swing Line Advances on (i) the Business Day on which demand therefore is made by the Swing Line Lenders or the Administrative Agent as aforesaid, provided that notice of such demand is given not later than 4:00 p.m. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time, provided that in no event shall the aggregate outstanding amount of any Bank's Loans exceed such Bank's Commitment. If and to the extent that any Bank shall not have so made the amount of such

Swing Line Advance available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent for the account of the Swing Line Lenders forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Lenders until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

If prior to the making of a Committed Loan to a Borrower pursuant to the immediately preceding paragraph one or more of the events described in paragraph (d) or (e) of Section 6.1 shall have occurred with respect to such Borrower, each Bank severally, unconditionally and

ACTIVE 255598135

irrevocably agrees that it shall purchase a participating interest in the applicable Swing Line Advances in an amount equal to the amount (if any) of Committed Loans which would otherwise have been made by such Bank pursuant to such paragraph. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation (the "Swing Line Participation Amount"), and the proceeds of such participation shall be distributed by the Administrative Agent to the Swing Line Lenders in such amount as will reduce the amount of the participating interest retained by the Swing Line Lenders in its Swing Line Advances to the amount of the Committed Loans which were to have been made by it pursuant to the immediately preceding paragraph.

Whenever, at any time after any Swing Line Lender has received from any Bank such Bank's Swing Line Participation Amount, such Swing Line Lender receives any payment on account of the Swing Line Advances, such Swing Line Lender will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Advances then due); provided, however, that in the event that such payment received by such Swing Line Lender is required to be returned, such Bank will return to such Swing Line Lender any portion thereof previously distributed to it by such Swing Line Lender.

2.2Notice of Borrowings. (a) Each Borrowing shall be made upon the borrowing

Borrower's irrevocable written notice substantially in the form of Exhibit B attached hereto (a

"Notice of Borrowing") not later than 12:00 p.m. (New York time) on the Business Day of the proposed Borrowing, appropriately completed concerning the Borrowing. Each Notice of Borrowing shall constitute a representation and warranty by the borrowing Borrower that the conditions set forth in Section 3.2 have been satisfied on the date of such notice and will be satisfied on the Borrowing Date.

(b)Notwithstanding the foregoing, any Borrower may request a Swing Line Advance under this Section 2.2(b) by delivering to the Administrative Agent, no later than 4:00 p.m. (New York time) on the date of the proposed Swing Line Advance, a Notice of Borrowing, which shall be made by facsimile transmission. The Administrative Agent will promptly advise the Swing Line Lenders of any such notice received from any such Borrower.

(c)Each Swing Line Lender will make a pro rata amount (such ratable portion to be calculated based upon such Swing Line Lender's Swing Line Commitment to the total Swing Line

Commitments of all of the Swing Line Lenders but not greater than the amounts set forth in Section 2.1(b)) of such Swing Line Advance available to the Borrower requesting such Swing Line Advance at the account noticed by such Borrower to the Administrative Agent by 5:00 p.m., New York City time, on the requested date of such Swing Line Loan.

2.3Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing in accordance with Section 2.2, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share, if any, of such Borrowing. Such Notice of

Borrowing shall not thereafter be revocable by the borrowing Borrower and shall obligate the borrowing Borrower to accept the Loans requested from the Banks on the Borrowing Date.

ACTIVE 255598135

(b)Not later than 4:00 p.m. (New York time) on the Borrowing Date of each Borrowing, each Bank shall make available its share, if any, of such Borrowing solely by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purposes by notice to the Banks, provided that Swing Line Advances shall be made as provided in Section 2.2. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make its share of such Borrowing and the funds so received in the aforesaid account of the Administrative Agent available to the borrowing Borrower as noticed to the Administrative Agent with the name of its custodian and payment instructions (including ABA number and demand deposit account number) on the Borrowing Date. The failure or refusal of any Bank to make available to the Administrative Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

(c)If any Committed Loan is to be made to a Borrower hereunder on a day on which any Swing Line Advance to such Borrower is outstanding, the proceeds of such Committed Loan shall be applied first to the repayment of the outstanding Swing Line Advances to such Borrower, and only an amount equal to the difference (if any) between the amount being borrowed and the Swing Line Advances being repaid shall be made available to such Borrower by the Administrative Agent as provided in clause (b) of this Section 2.3.

(d)Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on such Borrowing Date in accordance with clause (b) of this Section and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the borrowing Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the borrowing Borrower severally agree to repay to the Administrative Agent, within three days after demand by the Administrative Agent, such amount, together with interest thereon, for each day from the date such amount is made available to the borrowing Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the borrowing Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.8 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

2.4Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans made to it hereunder.

(b)The Borrowers hereby agree that if, in the opinion of any Bank, a promissory note or other evidence of debt is required to reflect or enforce the Debt of the Borrowers resulting from the Loans made, or to be made, by such Bank, then upon request of such Bank, the Borrowers shall

ACTIVE 255598135

promptly execute and deliver to such Bank, for the Loans made or to be made by such Bank, a promissory note substantially in the form of Exhibit D attached hereto, payable to the order of such Bank in an amount equal to the Loans payable or to be payable to such Bank from time to time, provided that, as a condition to issuing any such Note, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrowers and their counsel.

2.5Optional Termination or Reduction of Commitments. (a) The Borrowers shall have the right at any time and from time to time prior to the Termination Date upon three Business

Days' (or such shorter period as the Administrative Agent shall agree) prior written notice to the

Administrative Agent to reduce by $50,000,000 or a larger integral multiple of $10,000,000 the unborrowed portion of the aggregate Tranche A Commitment Amounts and/or the aggregate

Tranche B Commitment Amounts of the Banks or terminate entirely each Bank's Commitment, whereupon such Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank's Commitment shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

(b)Any Borrower may on three Business Days' (or such shorter period as the

Administrative Agent shall agree) written notice to the Administrative Agent cease to be a Borrower hereunder on the date specified in such notice, provided all Obligations due and owing by such Borrower hereunder are repaid in full on such date. A Borrower ceasing to be a Borrower hereunder shall not affect the then applicable Commitment Amounts, which shall remain unchanged.

2.6Optional Prepayments. (a) Each Borrower may, with written notice to the Administrative Agent by 1:00 p.m. (New York time) substantially in the form of Exhibit C attached hereto (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than (i) with respect to Tranche A Loans, $500,000 and in larger integral multiples of $100,000 and (ii) with respect to Tranche B Loans, $1,000,000 and in larger integral multiples of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing made to such Borrower.

(b)Upon receipt of a notice of prepayment pursuant to clause (a), the Administrative

Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment.

(c)Subject to the satisfaction of the conditions set forth in Section 3.2, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

ACTIVE 255598135

2.7Mandatory Payments. (a) If at any time the Asset Coverage Ratio for any Borrower shall be less than its Permitted Asset Coverage Ratio, such Borrower shall, within three

(3)Business Days, prepay such principal amount of one or more Loans made to such Borrower, as may be necessary so that after such prepayment the Asset Coverage Ratio for such Borrower shall equal or exceed its Permitted Asset Coverage Ratio.

(b)On any date on which the Loans outstanding exceed the aggregate Commitment Amounts, the Borrowers that have Loans outstanding at such date shall immediately severally prepay such principal amount of the one or more Loans made to such Borrowers (together with accrued interest thereon) based upon each such Borrower's pro rata share of such amount in excess of the aggregate Commitment Amounts as may be necessary to eliminate such excess.

(c)On any date on which the Loans outstanding of any Borrower exceed the Maximum Amount for such Borrower, such Borrower shall immediately prepay such principal amount of one or more Loans as may be necessary to eliminate such excess.

(d)Each Swing Line Advance shall mature, and the principal amount thereof shall be due and payable, as provided in Section 2.1(b).

(e)Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the earlier of (i) the date that is (x) with respect to Tranche A Loans, thirty (30) days and (y) with respect to Tranche B Loans, ninety (90) days after the date of the making of such Loan or any Swing Line Advance refinanced with such Loan and

(ii)the Termination Date. No proceeds of any Loan shall be used to refinance any Loan (other than a Swing Line Advance).

(f)On the Termination Date, each Bank's Commitment Amount permanently shall reduce to $0 and each Bank's Commitment shall terminate. Each Borrower severally promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding to it on such date, together with all accrued and unpaid interest thereon and all other amounts outstanding hereunder owing by it on such date.

(g)On any date on which a Bank's Commitment is terminated pursuant to Section 8.12, the Borrowers that have Loans outstanding at such date shall immediately severally prepay a portion of the outstanding principal amount of the one or more Loans made to such Borrowers

(together with accrued interest thereon) equal to such Bank's Commitment Percentage immediately prior to such termination, based upon each such Borrower's pro rata share of such amount.

2.8Interest Rates. (a) Subject to Section 2.8(b), each Loan (including, without limitation, each Swing Line Advance) shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Applicable Margin plus the higher of (x) the New York Fed Bank Rate as in effect from time to time and (y) LIBOR as in effect from time to time, provided such interest shall be determined without reference to this clause (y)

(i)during any period when the Administrative Agent has determined (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for

ACTIVE 255598135

ascertaining LIBOR, or (ii) after the occurrence of a LIBOR Unavailability Event. Interest on each Loan shall be payable on the last day of each calendar quarter commencing on the first such day after the Effective Date, on the Termination Date and, with respect to any prepayment, on the date of such prepayment. The Administrative Agent shall on each Business Day for which a Loan is outstanding notify the borrowing Borrower and the Banks in writing (by telecopy) of the New York Fed Bank Rate and LIBOR in effect on such day.

(b)Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the then applicable interest rate until such amount shall be paid in full (after as well as before judgment).

(c)If any Bank determines that any applicable law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Bank or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to LIBOR, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, upon notice thereof by such Bank to the Borrowers (through the Administrative Agent), if such notice asserts the illegality of such Bank making or maintaining Loans the interest rate on which is determined by reference to LIBOR, the interest rate on which Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to LIBOR, in each case until such Bank notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, if such notice asserts the illegality of such Bank determining or charging interest rates based upon LIBOR, the Administrative Agent shall during the period of such suspension compute the interest rate applicable to Loans made by such Lender without reference to the LIBOR component thereof until the Administrative Agent is advised in writing by such Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon

LIBOR.

2.9Fees. (a) Subject to the allocation requirements of Section 2.13, during the Revolving Credit Period (i) each of the Tranche A Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the account of each Bank such Bank's pro rata share of the commitment fee at the rate of 0.10% per annum on the daily amount by which the aggregate amount of such Bank's Tranche A Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche A Loans made by such Bank and (ii) each of the Tranche B Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for the account of each Bank such Bank's pro rata share of the commitment fee at the rate of 0.10% per annum on the daily amount by which the aggregate amount of such Bank's Tranche B Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche B Loans made by such Bank, provided that if such Bank continues to have any Revolving Credit Exposure after its Commitment terminates with respect thereto, then such commitment fee shall continue to accrue on the daily amount of such Bank's Revolving

Credit Exposure from and including the date on which its Commitment terminates to but excluding

ACTIVE 255598135

the date on which such Bank ceases to have any Revolving Credit Exposure. For the purpose of calculating the commitment fee, Swing Line Advances shall not be considered to be outstanding Loans.

(b)The commitment fee shall accrue from and include the Effective Date but exclude the Termination Date. Accrued commitment fees payable hereunder shall be payable quarterly in arrears on the 15th of each April, July, October and January of each year for the calendar quarter ending on the last day of the immediately preceding month, commencing on the first such day after the Effective Date, and on the Termination Date.

(c)Subject to the allocation requirements of Section 2.13, the Borrowers severally (and neither jointly nor jointly and severally) shall pay to the Administrative Agent for its own account, quarterly in advance, on the Effective Date and on the 15th day of each July, October and January, its pro rata share of the non-refundable agent's fee as agreed upon separately, by the Borrowers and the Administrative Agent.

2.10General Provisions as to Payments. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 2:00 p.m. (New York time) on the date when due, in United States dollars and in Federal or other funds immediately available, to the Administrative Agent at JPM Loan & Agency Services, 500 Stanton Christiana Rd., Ops 2, 3rd Floor, Newark, DE 19713-2107, Attention: Lauren Mayer, and, as stated in Section 2.10(c), will be made without set-off or counterclaim. Except as otherwise provided in Section 8.16, the Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b)Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

(c)Each Borrower agrees that payments by such Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

2.11Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

ACTIVE 255598135

2.12Withholding Tax Exemption. (a) All payments hereunder and under any of the other Loan Documents shall be made free and clear of and without any deduction for or on account of any tax, levy, deduction, withholding, or other similar charge of whatever nature (a "Tax"), unless otherwise required by law. If any applicable law (as determined in the good faith discretion of a Borrower or the Administrative Agent (each a "Withholding Agent"), as applicable, and including, for purposes of this Section 2.12, FATCA) requires the deduction or withholding of any Tax from any payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Except as otherwise provided in Section 2.12(c), if any Taxes are imposed and required by law to be paid or withheld from any amount payable to any Bank, but excluding (i) any Tax or branch profits Tax imposed on or measured by the net income (however denominated) of a Bank or its lending office by the jurisdiction in which such Bank is incorporated or has its principal office or such lending office, (ii) any Tax imposed as a result of a present or former connection between such Bank or applicable lending office and the jurisdiction imposing such Tax, other than a connection arising solely under the Loan Documents, (iii) any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Bank becomes a party hereto (other than pursuant to an assignment requested by the Borrowers under Section 2.15) or (y) such Bank changes its lending office, except in each case to the extent that such amounts were payable either to such Bank's assignor immediately before such Bank became a party hereto or such Bank immediately before it changed its lending office, (iv) any Tax attributable to such Bank's failure to comply with Section 2.12(b), and (v) any U.S. federal withholding Tax imposed under FATCA (each such non-excluded Tax for the purposes of this Section, a "Section 2.12(a) Tax") imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, then the borrowing Borrower upon the request of such Bank shall increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Section 2.12(a) Taxes) equal to the amount due hereunder and, as promptly as possible thereafter, send such Bank evidence showing payment thereof.

(b)(i) Each Bank that is incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Administrative Agent one executed copy of United States Internal Revenue Service Form W-9 certifying that such Bank is exempt from United States federal backup withholding tax.

(ii)Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Administrative Agent two executed originals of whichever of the following is applicable, (i) in the case of such Bank claiming the benefits of an income tax treaty to which the United States is a party and exemption from withholding with respect to payments of interest and other payments under the Loan Documents, United States Internal Revenue Service Form W-8BEN or W-8BEN-

ACTIVE 255598135

E, as applicable, (ii) in the case of such Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code, and United States Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, (iii) to the extent such Bank is not the beneficial owner, United States Internal Revenue Service Form W-8IMY, accompanied by additional forms or certifications from each beneficial owner, as required by applicable law, or (iv) United States Internal Revenue Service Form W-8ECI, certifying in each case that such Bank is entitled to receive all payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

(iii)Each Bank which so delivers documentation pursuant to Section 2.12(b)(i) and (ii) further undertakes to deliver to the Borrowers and the Administrative Agent two additional executed originals of any such form (or a successor form) or other documentation on or before the date that such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent documentation so delivered by it, or as otherwise required by applicable law and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. In addition, any Bank, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Further, if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA, such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such

Bank's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the immediately preceding sentence, "FATCA" shall include amendments made to FATCA after the date of this Agreement.

(c)Notwithstanding anything to the contrary contained in Section 2.12(a), the Borrowers will not be required to make any additional payment to or for the account of any Bank

ACTIVE 255598135

under Section 2.12(a) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrowers under 2.12(b) or (ii) such Bank's failure or inability to comply with Section 2.12(b).

(d)Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Bank that are payable or paid by the Administrative Agent in connection with any Loan Document and (ii) any Taxes attributable to such Bank's failure to comply with the provisions of Section 8.6(b) relating to the maintenance of a Participant Register, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this clause

(d).

(e)If any Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received additional amounts pursuant to this Section 2.12, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Borrower, upon the request of such Bank, shall repay to such Bank the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will any Bank be required to pay any amount to any Borrower pursuant to this clause (e) the payment of which would place the Bank in a less favorable net after-Tax position than such Bank would have been in if the Tax subject to payment of additional amounts pursuant to this Section 2.12 and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(f)Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, each Borrower and the Administrative Agent shall treat (and the Banks hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a "grandfathered obligation" within the meaning of Treasury Regulation Section

1.1471-2(b)(2)(i).

2.13Source of Repayment. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Borrower are separate and distinct from the assets and liabilities of each other Borrower, and to the extent a Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation and each other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, and that no Borrower, and to the extent a Borrower is a series of

ACTIVE 255598135

a Delaware LLC, a Trust or a Maryland corporation, no such Delaware LLC, such Trust or such Maryland corporation and no other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Borrowers shall (i) as provided in Section 3.1(d), (ii) to the extent feasible, at least five Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Administrative Agent or at any time at the option of the Borrowers, cause to be provided to the Administrative Agent an Allocation Notice; provided, however, should the Borrowers fail to deliver to the Administrative Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Administrative Agent, the Borrowers shall be severally liable therefor to the Administrative Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Administrative Agent.

(b)With respect to each Trust that is a "Massachusetts Business Trust", the parties hereto acknowledge that the Trust Agreement for such Trust is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts and the Clerk of the City of Boston. With respect to each Trust, the parties hereby agree that this Agreement is not executed on behalf of the trustees of such Trust as individuals; that the obligations of any Borrower of such Trust under this Agreement and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Borrower; and that no Borrower or series of a Trust will be held liable for the obligations or liabilities of any other Borrower or series of that Trust.

2.14Capital Adequacy; Increased Costs. (a) If any Bank shall have determined that

(i)the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case occurring after the date hereof, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or any Person controlling such Bank and (taking into consideration such Bank's or such Person's policies with respect to capital adequacy or liquidity and such Bank's desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Commitment, loans or obligations under this Agreement, then, within 10 days after demand of such Bank to the Borrowers through the Administrative Agent (which demand shall be in writing and shall set forth in reasonable detail the calculation of such amounts), each of the Borrowers severally (and neither jointly nor jointly and severally) shall pay to such Bank, from time to time as specified by the Bank, its pro rata share of additional amounts sufficient to compensate the Bank for such increase.

(b)Increased Costs Generally. If, after the date of this Agreement, any of the following occur (a "Change in Law"): (a) the adoption or taking effect of any law, rule, regulation or treaty,

(b)any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; which shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with

ACTIVE 255598135

or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the definition of Reserve Requirement herein), or impose on any Bank any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Bank; and the result of any of the foregoing shall be to increase the cost to such Bank of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to LIBOR, or to reduce the amount of any sum received or receivable by such Bank (whether of principal, interest or any other amount), then, upon request of such Bank, the applicable Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(c)Dodd-Frank and Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in Capital Adequacy Regulation and a Change in Law, regardless of the date enacted, adopted or issued, and

(ii)all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Capital Adequacy Regulation and a Change in Law regardless of the date enacted, adopted, issued or implemented

2.15Substitution of Banks. (a) Upon the receipt by the Borrowers from any Bank of a claim for compensation under Section 2.12 or 2.14, or upon any Bank becoming a Defaulting Bank (each such Bank so claiming compensation or becoming a Defaulting Bank, an "Affected Bank"), the Borrowers may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank satisfactory to the Borrowers to acquire and assume all or ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one more of the other Banks to acquire and assume all or any part of such Affected Bank's Loans and

Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and effected in accordance with the assignment provisions of Section 8.6 (provided that, for the avoidance of doubt, the Affected Bank will receive all amounts owed to it pursuant to this Agreement).

(b)Replacement of Swing Line Lenders. Any Swing Line Lender may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Banks of any such replacement of a Swing Line Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.8(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Advances made thereafter and (y) references herein to the term "Swing Line Lender" shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line

ACTIVE 255598135

Advances made by it prior to its replacement, but shall not be required to make additional Swing Line Advances.

(c)Subject to the appointment and acceptance of a successor Swing Line Lender, any

Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days' prior written notice to the Administrative Agent, the Borrowers and the Banks, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.15(b) above.

2.16Survival. The agreements and obligations of the Borrowers under Sections 2.12 and 2.14 shall survive the payment of all other Obligations for a period of ninety days.

2.17Increase of Commitments. Provided there exists no Default or Event of Default, the Borrowers may request an increase in the amount of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts by offering to the Banks or to other prospective Banks that can make the representation and warranty contained in Section 8.12 acceptable to the Administrative Agent ("Prospective Banks") the opportunity to increase their

Commitments or to extend Commitments hereunder; provided, however, the Borrower shall not request an increase that would cause the aggregate Commitment Amounts after giving effect to such increase to exceed $2,750,000,000; and provided further, for the avoidance of doubt, after giving effect to said increase, that each Bank shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts. Any such request shall be sent to the Banks, the Prospective Banks and the Administrative Agent and shall (A) refer to this Agreement, (B) specify (i) the aggregate amount of the increase that is sought and (ii) the name of each Bank and Prospective Bank to which the opportunity to increase or extend a Commitment is to be offered and the amount of such offer, and (C) request that Banks wishing to increase their Commitments and Prospective Banks wishing to extend new

Commitments notify the Administrative Agent within 14 days of the date of the Borrower's request.

For the avoidance of doubt, no Bank shall be required to increase its Commitment. The increase in the Commitment of each Bank that agrees to increase such Commitment under this Section 2.17 shall be effective three (3) Business Days (or such other date as is acceptable to the Borrower and the Administrative Agent) after the fourteenth day following the date of the Borrower's request without any further action by the Banks or any amendment to the agreement. Upon the effectiveness of any increase in a Bank's Commitment, (i) Schedule 1 shall be deemed to have been amended to reflect the increase in such Bank's Commitment and (ii) if any Loans are outstanding under this Agreement, such Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Bank's increase in Commitment Percentage of such Loans, for further distribution to the other Banks according to their Commitment Percentages. Each Prospective Bank that accepts the Borrower's offer to extend a Commitment shall become a party to this Agreement on such date or dates as may be mutually satisfactory to such Prospective Bank, the Borrower and the Administrative Agent, subject to the Administrative Agent's receipt of a duly completed and executed Accession Agreement in the form of Exhibit H hereto. Upon the effectiveness of any Accession Agreement to which any Prospective Bank is a party, (i) such Prospective Bank shall be entitled to all rights, benefits and privileges accorded a Bank hereunder;

(ii)Schedule 1 shall be deemed to have been amended to reflect the Commitment of the additional Bank as provided in the Accession Agreement; and (iii) if any Loans are outstanding under this Agreement, the Prospective Bank shall promptly make available to the Administrative Agent at

ACTIVE 255598135

the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Prospective Bank's Commitment Percentage of such Loans, for further distribution to the Banks according to their Commitment Percentages. Notwithstanding the foregoing, no increase in a Bank's Commitment and no accession of a Prospective Bank shall become effective until such time as the Administrative Agent shall have received (1) evidence in form and substance satisfactory to the Administrative Agent that each Borrower has taken all necessary corporate, trust or limited liability company action to approve such increase in the aggregate Commitment Amounts, (2) a written opinion of the Borrower's legal counsel, addressed to the Administrative Agent and the Banks and in form and substance satisfactory to the Administrative Agent (3) a certificate from the Borrowers certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement are true and correct on and as of the date of such effectiveness, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists. The Administrative Agent shall give prompt notice to such Bank of (A) any increase in any Bank's Commitment and (B) the Commitment of any additional Bank, in each case under this Section 2.17.

2.18Interfund Lending. (a) Notwithstanding anything in this Agreement to the contrary (including, without limitation, Sections 5.11 and 5.12), Interfund Lending shall be expressly permitted hereunder, and the mere making or receipt of an Interfund Loan in and of itself shall not, with respect to any Borrower a party thereto (as a lender or a borrower), constitute a violation of any condition precedent, representation or covenant contained herein or constitute a Default or Event of Default; provided that all other terms and conditions of this Agreement are satisfied, and provided further, that:

(i)such Interfund Loan (1) is not otherwise prohibited by law, (2) has been duly authorized by each party thereto, (3) is consistent with the terms of the applicable Interfund Lending Exemptive Order, (4) is not in contravention of each applicable

Borrower's Prospectus, and (5) is deemed to be a "Senior Security Representing Indebtedness" for purposes of calculating the Asset Coverage Ratio as it applies to each applicable Borrower;

(ii)if, at any time, an Interfund Loan is outstanding to a Borrower that has any Loans outstanding as well, and if at such time the Asset Coverage Ratio for such Borrower shall be less than the Permitted Asset Coverage Ratio for such Borrower pursuant to this Agreement, then such Borrower shall repay such outstanding Interfund Loans and Loans

(subject, in any and all events, to such Borrower's obligation to prepay in accordance with

Section 2.7) to the extent necessary to ensure that the Asset Coverage Ratio of all borrowings of such Borrower after such payments is in compliance with applicable covenants concerning Permitted Asset Coverage Ratios set forth in this Agreement;

(iii)a default by a Borrower in its capacity as a "borrower" with respect to an

Interfund Loan shall constitute an Event of Default with respect to such Borrower for purposes of this Agreement;

(iv)if a Default or Event of Default with respect to a Borrower has occurred and is continuing under this Agreement other than as specified above in Section 2.18(a)(ii),

ACTIVE 255598135

then any payments made with respect to outstanding Interfund Loans shall be made on a pro rata basis with payments with respect to Loans until such Default or Event of Default is cured or waived; provided that this Section 2.18(a)(iv) shall not apply to payments made from the proceeds of any collateral securing an Interfund Loan to the extent such Borrower is in compliance with Section 2.18(a)(v); and

(v)if at any time a Borrower should secure an Interfund Loan or Interfund Loans with collateral, then such Borrower shall collateralize each Loan to such Borrower under this Agreement (I) in substantially the same manner and to substantially the same extent as is required with respect to each Interfund Loan to such Borrower, as more particularly described in the applicable Interfund Lending Exemptive Order and (II) with collateral having substantially the same liquidity and substantially similar credit characteristics as that of the collateral securing such Interfund Loan or Interfund Loans, provided that the collateral coverage percentage ratio for Loans shall not be less than the greater of (x) 102% or (y) the collateral coverage ratio for Interfund Loans.

(b)Without otherwise limiting the purposes for which proceeds of a Loan may be used as specified in Section 5.14, a Borrower shall be expressly permitted to use the proceeds of a Loan to repay an outstanding Interfund Loan of such Borrower, subject to the conditions set forth in paragraph (a) of this Section 2.18 and the other conditions of this Agreement (including without limitation Section 5.14).

ARTICLE III

CONDITIONS

3.1Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):

(a)receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

(b)receipt by each of the Banks of an opinion of counsel to the Borrowers, in form reasonably satisfactory to the Administrative Agent in all respects;

(c)receipt by the Administrative Agent of a manually signed certificate from the Secretary or Assistant Secretary of each Borrower, in form and substance satisfactory to the Administrative Agent and dated the Effective Date, as to (i) the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower, (ii) certifying and attaching (or identifying where such documents may be found) copies of (A) such Borrower's Organization Documents as then in effect, (B) duly authorized resolutions of such Borrower's board of directors or trustees authorizing the transactions contemplated hereby, (C) such

Borrower's Prospectus and SAI and (D) all amendments to the Borrower's investment objectives, policies and restrictions since the date of the Prospectus;

(d)receipt by the Administrative Agent of an Allocation Notice;

ACTIVE 255598135

(e)receipt by the Administrative Agent of evidence of repayment of any amounts owing under or in connection with the Existing Credit Agreement and termination of all commitments thereunder;

(f)receipt by the Administrative Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by Governmental Authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(g)receipt by the Administrative Agent of such other documents and information requested by the Administrative Agent or any Bank that are reasonably required in order to comply with "know-your-customer" and other anti-terrorism, anti-money laundering and similar rules and regulations, including without limitation the USA PATRIOT Act; and

(h)receipt by the Administrative Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Administrative Agent) then payable hereunder and under the other Loan Documents.

The Administrative Agent shall promptly notify the Borrowers and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

3.2All Borrowings. The obligation of any Bank to make a Loan to a Borrower on the occasion of any Borrowing is subject to the satisfaction of the following conditions by such Borrower:

(a)receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, which is completed in a manner satisfactory to the Administrative Agent in all respects;

(b)immediately after such Borrowing, the aggregate outstanding principal amount of the Loans to the borrowing Borrower will not exceed its Maximum Amount;

(c)immediately after such Borrowing, the aggregate principal amount of the Loans to all Borrowers will not exceed the aggregate Commitment Amounts;

(d)immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing with respect to the borrowing Borrower;

(e)each of the representations and warranties of the borrowing Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (unless any such representation and warranty shall relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(f)receipt by the Administrative Agent with respect to the borrowing Borrower (other than a Borrower listed on Schedule 4.9 (as supplemented from time to time)) of a duly executed FRB Form FR U-1 for each Bank reflecting such Bank's Commitment as required pursuant to FRB Regulation U (12 C.F.R. § 221.1 et seq.), which the Administrative Agent will promptly deliver to

ACTIVE 255598135

each Bank, in form and substance satisfactory to the Administrative Agent and its counsel, together with all information requested by the Administrative Agent in connection therewith, including updates of information, if any, required by such Regulation U, provided the Administrative Agent will request of said borrowing Borrower such documentation with respect to Form FR U-1 as any Bank may reasonably request and will deliver the same to said requesting Bank upon receipt; and

(g)receipt by the Administrative Agent of payment instructions from the Borrower, as required under Section 2.3(b).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the borrowing Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Banks and the Administrative Agent to enter into this Agreement and to make Loans hereunder, each Borrower and, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, severally represents and warrants to the Administrative Agent and each Bank with respect to itself as set forth in this Article IV. The representations and warranties contained in this Article IV with respect to an individual Borrower shall be deemed to be repeated by such Borrower each time that a Loan is made to such Borrower as provided in Article III.

4.1Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is an open-end or closed-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization or formation. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is duly qualified to do business and in good standing in each other jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Borrower. To the extent such Borrower is a series of shares of beneficial interest in the Delaware LLC, Trust or Maryland corporation of which it comprises a series (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Delaware LLC, such Trust or such Maryland corporation) it legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

4.2Authorization. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such series, is duly authorized to execute and deliver this Agreement and, with respect to such Delaware LLC, such Trust or such Maryland corporation, so long as this Agreement shall remain in effect with respect to it, each of its Borrowers will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations

ACTIVE 255598135

under this Agreement. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement and the Borrowings of each Borrower do not and will not require any consent or approval of or registration with any Governmental Authority.

4.3No Conflicts. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with the Organization Documents of such Borrower, or the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, (iii) conflict with any material agreement binding upon it, (iv) conflict with such Borrower's most recent Prospectus or its most recent SAI (if applicable), (v) conflict with any court or administrative order or decree applicable to such Borrower or (vi) require or result in the creation or imposition of any Lien on any of such Borrower's assets.

4.4Validity and Binding Effect. This Agreement is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.5No Default. Such Borrower is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than such defaults that could not reasonably be expected to have a Material Adverse Effect on such Borrower. To the best of its knowledge, no Event of Default or Default with respect to it has occurred and is continuing.

4.6Financial Statements. The most recent audited statement of assets and liabilities and, if applicable, the most recent semi-annual asset statement of such Borrower, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Effect on such Borrower.

4.7Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to have a Material Adverse Effect are pending or, to the best of its knowledge, threatened against such Borrower. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 4.6 such Borrower has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

ACTIVE 255598135

4.8Liens. None of such Borrower's property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, and (ii) Liens permitted under Section 5.12.

4.9Purpose. The proceeds of the Loans will be used by such Borrower to fund shareholder redemptions or the purchase of such Borrower's shares pursuant to a tender offer (or share repurchase) for such Borrower's shares by such Borrower and for other lawful purposes permitted under the Act, other than leverage, and by its most recent Prospectus and most recent SAI (if applicable). The proceeds of the Loans will not be used for leverage. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulation U or X. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. With respect to any Borrower listed on the attached Schedule 4.9 (as amended or supplemented from time to time by delivery of a notice to the Administrative Agent which shall be provided to the Banks), less than

25% of the assets of such Borrower consists of "margin stock" as defined under Federal Reserve

Board Regulation U.

4.10Compliance and Government Approvals. Such Borrower, or to the extent the Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Effect on such Borrower. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by such Borrower of this Agreement, or to the extent such Borrower is a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation of this Agreement on its behalf.

4.11Subsidiaries; Investments. If not a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, has no Subsidiaries and no equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business. If a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, (i) has no Subsidiaries and no equity investments or any interest in any other Person other than (a) portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business and (b) its Designated Subsidiaries and (ii) holds all of the issued and outstanding shares of stock of its Designated Subsidiaries free of any Lien except as may be permitted by Section 5.12.

4.12Investment Policies. Such Borrower's assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent Prospectus and its most recent SAI (if applicable). Such Borrower is in compliance in all material respects with all investment policies and restrictions set forth in its most recent Prospectus and most recent SAI (if applicable).

ACTIVE 255598135

4.13Status of Loans. Such Borrower's obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Debt and will rank at least pari passu in priority of payment with all of such Borrower's other present and future unsecured and unsubordinated Debt.

4.14ERISA. (a) Such Borrower is not a member of an ERISA Group that has any liability (contingent or otherwise) with respect to any "employee pension plan" (as defined in

Section 3(2) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Internal Revenue Code, and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan.

(b)No Loan made to such Borrower will constitute a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

4.15Taxes. Such Borrower qualifies as a "regulated investment company" within the meaning of the Code or is treated as a partnership for federal income tax purposes. Such Borrower has filed or caused to be filed tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower.

4.16Asset Coverage. The Loans to be made to such Borrower are a Senior Security Representing Indebtedness. Immediately after the making of each Loan hereunder to such Borrower, the Asset Coverage Ratio of such Borrower shall be at least equal to its Permitted Asset Coverage Ratio.

4.17Full Disclosure. All written information heretofore furnished by such Borrower to the Administrative Agent and the Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by such Borrower to the Administrative Agent and the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified.

4.18Anti-Corruption Laws and Sanctions. The Adviser for such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti- Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries, their respective officers and, to the knowledge of such Borrower, their respective directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of such Borrower, any Subsidiary, their respective officers, the Adviser, or, to the knowledge of such Borrower, any of the respective directors or employees of the Borrower or its Subsidiaries, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will be used by such Borrower directly, or, with the knowledge of such Borrower, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

ACTIVE 255598135

4.19Affected Financial Institutions. No Borrower is an Affected Financial Institution.

ARTICLE V

COVENANTS

From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, shall perform the obligations made applicable to it in this Article V.

5.1Information. Such Borrower will deliver to the Administrative Agent (and, in the case of clauses (a), (b), (c) and (e) below, to each of the Banks):

(a)as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, (i) a statement of such Borrower's assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

(b)as soon as available and in any event within 75 days after the end of the first semi- annual period of each fiscal year of such Borrower, (i) a statement of such Borrower's assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP and consistency by the treasurer or vice president of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

(c)simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, if such Borrower has Loans outstanding to it;

(d)promptly after such Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e)promptly upon the effectiveness thereof with the Securities and Exchange Commission or the mailing thereof to its shareholders, copies of all reports to shareholders, amendments and supplements to the Prospectus, proxy statements and other materials of a financial or otherwise material nature by such Borrower;

ACTIVE 255598135

(f)promptly upon any officer of such Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.7 against such Borrower, notice and a description thereof and copies of any filed complaint relating thereto;

(g)promptly upon the effectiveness thereof, copies of all amendments to such

Borrower's investment objectives, policies and restrictions;

(h)during such time as such Borrower has a Loan outstanding, upon the request of the Administrative Agent within one Business Day after the end of each weekly accounting period (ending on the last Business Day of each calendar week) of such Borrower, (x) a portfolio report listing, to the extent publicly available, in reasonable detail all assets and liabilities of such Borrower, as of the last day of such weekly accounting period, including, to the extent publicly disclosed, with respect to each security, the issuer, issue, coupon rate, maturity date, total cost, and fair market value and (y) a statement setting forth the Asset Coverage Ratio of such Borrower as of the end of such weekly accounting period;

(i)promptly following request, such documents and information requested by the

Administrative Agent or any Bank that are reasonably required in order to comply with "know- your-customer" and other anti-terrorism, anti-money laundering and similar rules and regulations;

(j)except to the extent previously notified by such Borrower, promptly upon effectiveness thereof, the change of such Borrower's name, together with updated tax forms and other "know your customer" information requested by the Administrative Agent or any Bank;

(k)promptly upon the effectiveness thereof, notice of such Borrowers' liquidation, winding up or merger (if such Borrower is not the survivor of such merger); and

(l)from time to time such additional information regarding the financial position or business of such Borrower as the Administrative Agent, at the request of the Required Banks, may reasonably request.

Information required to be delivered pursuant to clause (a), (b),(e) or (g) above shall, if included in regularly scheduled filings made with the U.S. Securities and Exchange Commission via EDGAR, be deemed to have been delivered on the earliest date on which the Borrower has either (i) posted such information on the Internet at www.blackrock.com (or any successor or replacement website thereof) or at another website identified in notice to the Administrative Agent (copies of which notice the Administrative Agent agrees to promptly send to the Banks) or (ii) filed such information with the U.S. Securities and Exchange Commission via EDGAR.

5.2Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) maintain and preserve its existence as a registered investment company and, in the case of a Delaware LLC, Trust or Maryland corporation which has series funds or portfolios, the respective existence of each of its Borrowers as a "series," within the meaning of the Act, and

(ii)maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

ACTIVE 255598135

5.3Nature of Business. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) continue in, and limit its operations to, the business of an open-end or closed-end management investment company, within the meaning of the Act, and (ii) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end or closed-end investment company, unless in the case of clause (i) or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

5.4Books, Records and Access. Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all transactions in relation to its business and activities; upon reasonable notice, such Borrower or such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make extracts of such books and records.

5.5Insurance. Such Borrower shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Signatory setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section.

5.6Asset Coverage Ratio. Such Borrower shall at all times maintain an Asset Coverage Ratio at least equal to its Permitted Asset Coverage Ratio or such other more restrictive ratio as may be set forth in the most recent Prospectus or most recent SAI (if applicable) of such Borrower or as required by the Act.

5.7Changes to Organization Documents, etc. Such Borrower shall not make or permit to be made any material changes to its Organization Documents which could have a Material Adverse Effect on such Borrower without the prior written consent of the Required Banks; provided, that nothing herein shall limit the ability of a Borrower to convert to a "master/feeder" structure or from a master/feeder structure.

5.8Service Providers. Such Borrower shall not change its accountant, except to a

"Big 4" accounting firm, unless the Required Banks provide their prior written consent to such change, which consent shall not be withheld by the Required Banks unless, based upon their reasonable judgment, the Required Banks in good faith conclude that such change will result in a change in the creditworthiness of such Borrower.

ACTIVE 255598135

5.9Payment of Obligations. Such Borrower severally promises to duly and punctually pay or cause to be paid the principal and interest on the Loans made to it hereunder and all other amounts payable by it provided for in this Agreement and the other Loan Documents. Such Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same are maintained in accordance with GAAP.

5.10Compliance with Laws. Such Borrower will comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including, without limitation, ERISA and the Act and the rules and regulations thereunder) and the exchange on which its shares are traded, if any, except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) exemptive relief has been obtained therefrom and remains in effect or (c) the violation thereof could not reasonably be expected to have a Material Adverse Effect on such Borrower. Such Borrower will file or cause to be filed all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower). Such Borrower will cause its Adviser to maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.11Debt. Such Borrower will not create, incur, assume or suffer to exist or be or remain liable for any Debt of such Borrower or its Subsidiaries other than:

(a)Debt arising under this Agreement and the other Loan Documents,

(b)overdrafts extended by such Borrower's Custodian in the ordinary course of business,

(c)Debt arising in connection with portfolio investments and investment techniques permissible under the Act, consistent with such Borrower's investment objectives and policies as stated in the Prospectus and SAI (if applicable) and, with respect to Debt of a Designated

Subsidiary, in accordance with such Designated Subsidiary's organizational documents, provided that in no event shall such Borrower (i) borrow money or create leverage under any arrangement other than from the Banks pursuant to this Agreement or on an overnight basis from such

Borrower's Custodian to the extent provided in clause (b) hereof or (ii) issue or be or remain liable for or have outstanding any "senior security" (as defined in the Act) other than the Loans, Interfund

Loans permitted under this Agreement and such other instruments as may be permitted under the Act and the rules and regulations promulgated thereunder. Such Borrower will not issue or have outstanding any preferred stock, except that if such Borrower is a closed-end investment company it may issue preferred stock to the extent permitted by the Act and the rules and regulations promulgated thereunder, and

ACTIVE 255598135

(d)the borrowing of Interfund Loans to the extent permitted by the terms of this

Agreement.

5.12Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, or on the income or profits therefrom, except (a) Liens in respect of Debt permitted under Section 5.11(b) and (c), (b) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (c) statutory Liens arising by operation of law such as mechanic's, materialmen's, carriers' and warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest,

(d)Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest, (e)

Liens in favor of such Borrower's Custodian granted pursuant to the custody agreement with the

Custodian to secure obligations arising under such custody agreement and (f) subject to Section 2.18(a)(iv), Liens incurred in connection with Interfund Loans permitted by the terms of this Agreement.

5.13Consolidations, Mergers and Sales of Assets. Such Borrower will not consolidate or merge with or into any other Person (other than another Borrower), reorganize its assets into series of a series corporation or entity or effect a Division (or adopt a plan of division in furtherance thereof), nor will such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (other than another Borrower) except that such Borrower may sell its assets in the ordinary course of business as described in its Prospectus or SAI (if applicable).

5.14Use of Proceeds. The proceeds of the Loans made under this Agreement to such Borrower will be used by such Borrower solely for the funding of shareholder redemptions or tender offers (or share repurchases), as applicable, and other lawful purposes permitted under the Act, other than for leverage or for making Interfund Loans, and by its most recent Prospectus and most recent SAI (if applicable). Such Borrower will not request any Borrowing, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (C) in any manner that would result in the violation of any Sanctions.

5.15Compliance with Prospectus. Such Borrower will at all times comply in all material respects with the investment objectives, limitations and policies set forth (or incorporated by reference) in its Prospectus or SAI (if applicable). Nothing in this Section 5.15, except as specifically provided in the next succeeding sentence, shall be deemed to limit the ability of such

ACTIVE 255598135

Borrower to amend its non-fundamental investment objectives, policies or restrictions, provided that such Borrower shall comply with the requirements of Section 5.1(g). Such Borrower will not permit its fundamental investment objective or any fundamental policy or restriction or its diversified or non-diversified status to be changed from those in effect on the date hereof and reflected in its Prospectus or SAI (if applicable) delivered to the Banks pursuant to the terms hereof or to the terms of the Existing Credit Agreement, if any such change would require the approval of such Borrower's shareholders (other than a conversion to a "master/feeder" structure or from a master/feeder structure), without the prior written consent of the Required Banks. Such Borrower will maintain its status as an open-end or closed-end management investment company. Changes in the Borrower's organizational structure to a "master/feeder" structure or from a "master/feeder structure" shall not be made prior to such Borrower giving notice of such change to the Banks.

5.16Tax Status. Such Borrower will maintain either (i) its status as a "regulated investment company" under the Code at all times and will make sufficient distributions to qualify as a "regulated investment company" pursuant to subchapter M of the Code or (ii) its status as a partnership for federal income tax purposes, as applicable.

5.17No Subsidiary. Such Borrower will not at any time have any Subsidiaries other than, with respect to each Designated Parent Borrower only, its Designated Subsidiaries.

5.18ERISA. Such Borrower will not become a member of any ERISA Group that has any liability (contingent or otherwise) with respect to any "employee pension plan" (as defined in

Section 3(2) of ERISA) subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, nor incur any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan, including without limitation for benefits thereunder.

5.19Distributions. Such Borrower will not make any Distribution, if a Default or Event of Default has occurred and is continuing or will exist after giving effect thereto; provided that, notwithstanding the foregoing, such Borrower shall be permitted to (a) declare and pay Distributions on or in respect of its common stock or shares each month in an amount equal to the undistributed net investment income for such month, (b) distribute each year all of its net investment income (including net realized capital gains) so that it will not be subject to tax (including corporate and/or excise taxes) under the Code (provided that, if such Borrower's net investment income (including net realized capital gains) calculated on a tax basis exceeds its net investment income calculated in accordance with GAAP, such Borrower may also distribute such excess to its shareholders) and (c) satisfy shareholder redemptions, tender offers or share repurchases, unless, in any case, (i) a Default or Event of Default under Sections 6.1(d) or 6.1(e) has occurred and is continuing with respect to such Borrower or (ii) such Borrower has failed to pay when due any principal of or any interest on any Loan made to such Borrower, after giving effect to any grace period, and such failure has not been cured. Nothing in the preceding sentence shall be deemed or construed to limit the Banks' ability to exercise their remedies hereunder with respect to such Borrower upon the occurrence and during the continuance of an Event of Default hereunder.

5.20Custodian. Such Borrower will at all times maintain or cause to be maintained as its Custodian either (a) its Custodian on the date hereof as listed on Schedule 5.20 attached hereto (as supplemented from time to time) or (b) with prior written notice to the Administrative Agent,

ACTIVE 255598135

any Bank or other entity which is a bank or trust company organized under the laws of the United States or any state thereof and having both (i) assets of at least $10 billion and (ii) a long-term debt rating of not less than A from S&P or A2 from Moody's.

5.21Acquisitions. Such Borrower will not purchase or otherwise acquire all or substantially all of the assets of any other Person (other than another Borrower and, if such other

Borrower is a "master trust", the feeder fund of such master trust); provided that this Section 5.21 shall not limit the ability of such Borrower to acquire all or substantially all of the assets of an open-end investment company, or series or portfolio thereof, the assets of which are of the type in which such Borrower may invest.

5.22Designated Subsidiary Activities. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to engage in any business or activity other than those permitted under such Designated Parent Borrower's Prospectus.

5.23Designated Parent Borrower Sale of Assets, Etc. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to (a) merge into or consolidate with any Person other than such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower or (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for assets sold or disposed of in the ordinary course of business and except for any such transfers to such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower.

ARTICLE VI

EVENTS OF DEFAULTS

6.1Events of Default. Each of the following shall constitute an Event of Default with respect to a Borrower under this Agreement (it being understood that an Event of Default with respect to a Borrower shall not constitute an Event of Default with respect to any other Borrower):

(a)Default in payment by a Borrower (i) when and as required to be paid of any amount of principal of any Loan or (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Loan Document.

(b)Default by a Borrower in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Debt (other than the Loans) of, or guaranteed by, such Borrower in excess of 5% of such Borrower's then-current Net Asset Value.

(c)Any event or condition shall occur that results in the acceleration of the maturity of any Debt (other than the Loans) of, or guaranteed by, a Borrower or enables the holder or holders of such other Debt or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other

Debt in excess of 5% of such Borrower's then-current total Net Asset Value.

ACTIVE 255598135

(d)A Borrower (i) ceases or fails to be solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

(e)(i) Any involuntary Insolvency Proceeding is commenced or filed against a Borrower, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) a Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

(f)A Borrower shall default in the performance of its agreements under (i) Section 5.1(d), 5.2(i), 5.3(i), 5.8, 5.11, 5.13 or 5.14 or (ii) Section 5.6 and, in the case of Section 5.6, such default is not cured within three (3) Business Days.

(g)A Borrower shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other clauses of this Section 6.1), and such default shall continue for 30 days after notice thereof to such Borrower from the Administrative Agent.

(h)Any representation or warranty made by a Borrower herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

(i)There shall be entered against a Borrower one or more judgments or decrees which, when taken together, will exceed the lesser of 5% of such Borrower's Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged within 30 calendar days after the entry thereof and (ii) those judgments and decrees for and to the extent which such Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Required Banks.

(j)The investment adviser of a Borrower shall cease to be an Affiliate of BlackRock,

Inc.

(k)As specified in Section 2.18(a)(iii) of this Agreement, a default by a Borrower with respect to an Interfund Loan.

6.2Remedies. If any Event of Default described in Section 6.1 shall have occurred and be continuing with respect to a Borrower, the Administrative Agent, upon the direction of the

ACTIVE 255598135

Required Banks, shall declare the Commitments to be terminated with respect to the applicable Borrower and such Borrower's Obligations to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Borrower and such Obligations shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 6.1(d) or Section 6.1(e) occurs with respect to such Borrower, the Commitments shall immediately terminate with respect to such Borrower and the Obligations with respect to such Borrower shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred and be continuing with respect to a Borrower, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Borrower under the Loan Documents or applicable law.

6.3Notice of Default. The Administrative Agent shall give notice to a Borrower under Section 6.1(g) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE ADMINISTRATIVE AGENT

7.1Appointment and Authorization. Subject to Section 7.7 hereof, each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

7.2Action by the Administrative Agent. The duties and responsibilities of the Administrative Agent hereunder are only those expressly set forth herein. The relationship between the Administrative Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Administrative Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

7.3Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

7.4Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence, fraud or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or

ACTIVE 255598135

observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except for receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

7.5Indemnification. The Banks hereby agree ratably to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting their obligation to do so) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as directly result from the Administrative Agent's gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder. The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder. This Section 7.5 shall not apply with respect to any U.S. federal withholding Taxes imposed under FATCA (which shall be subject to Section 2.12(d)) other than any such Taxes that represent costs, expenses, claims, demands, actions, losses or liabilities arising from any non-Tax claim.

7.6Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

7.7Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

ACTIVE 255598135

7.8Administrative Agent as a Bank. In its individual capacity, JPMorgan Chase Bank, N.A. and any other Bank that serves as a successor Administrative Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Administrative Agent.

7.9Distribution by the Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

7.10Defaulting Bank. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:

(a)A Defaulting Bank shall be deemed to have assigned any and all payments due to it from each Borrower, whether on account of outstanding Loans, interest or otherwise in respect of such Borrower in each case arising under this Agreement or the Loan Documents, to the Administrative Agent and the remaining non-Defaulting Banks for application as follows:

(i)first, to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder in respect of such Borrower,

(ii)second, pro rata, to the payment of any amounts owing by such Defaulting Bank to the Swing Line Lenders hereunder in respect of such Borrower,

(iii)third, to the funding of any Loan in respect of such Borrower in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent,

(iv)fourth, if so determined by the Administrative Agent and the applicable Borrower, held in a non-interest bearing account as cash collateral for future funding obligations of the Defaulting Bank under this Agreement in respect of such Borrower,

(v)fifth, pro rata, to the payment of any amounts owing to such Borrower or the non-Defaulting Banks as a result of any judgment of a court of competent jurisdiction obtained by such Borrower or Banks against such Defaulting Bank as a result of such

Defaulting Bank's breach of its obligations under this Agreement in respect of such Borrower, and

(vi)sixth, to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction.

ACTIVE 255598135

(b)The Commitment Percentage of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 8.5); provided,

(i)such Defaulting Bank's Commitment may not be increased or extended without its consent and

(ii)the principal amount of, or interest payable on, Loans may not be reduced or excused or the final date of payment of any principal or interest may not be postponed as to such Defaulting Bank without such Defaulting Bank's consent.

(c)No Defaulting Bank shall be entitled to receive any commitment fee for any period during which that Bank is a Defaulting Bank (and no Borrower shall be required to pay any such fee that otherwise would have been paid to the Defaulting Bank).

(d)If any Swing Line Advances are outstanding to any Borrower at the time such Bank becomes a Defaulting Bank then:

(i)all or any part of the outstanding Swing Line Advances shall be reallocated among the non-Defaulting Banks in accordance with their respective Commitment Percentages, provided that no Bank shall be required to lend in excess of its Commitment;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, each applicable Borrower shall within three (3) Business Days following notice by the Administrative Agent without prejudice to any right or remedy available to such applicable Borrower hereunder and under applicable law, prepay such outstanding Swing Line Advances made to such Borrower; and

(iii)subject to Section 8.14, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a non-Defaulting Bank as a result of such non-Defaulting Bank's increased exposure following such reallocation.

(e)So long as such Bank is a Defaulting Bank, no Swing Line Lender shall be required to fund any Swing Line Advance, unless, in each case, it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Banks, and participating interests in any newly made Swing Line Advance shall be allocated among non-Defaulting Banks in a manner consistent with Section 7.10(d)(i) (and such Defaulting Bank shall not participate therein).

In the event that the Administrative Agent, the Borrowers and the Swing Line Lenders each agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the outstanding Swing Line Advances of the Banks shall be readjusted to reflect the inclusion of such Bank's Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Commitment Percentage; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Bank was a Defaulting Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank's having been a Defaulting Bank.

ACTIVE 255598135

Should the Administrative Agent be a Defaulting Bank, the Required Banks shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

7.11Joint Lead Arrangers; Syndication Agents etc. (a) The arranging and other services regarding this Agreement provided by the joint lead arrangers, joint bookrunners and syndication agents listed on the cover page hereof (collectively, the "Other Agents"), the Administrative Agent and the Banks are arm's-length commercial transactions between the Borrowers, on the one hand, and the Administrative Agent, the Other Agents, and the Banks, on the other hand. None of the Other Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b)Each Borrower acknowledges that: (i) it has consulted its own legal, accounting, regulatory and tax advisors to the extent is has deemed appropriate; (ii) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the documents related hereto; (iii) (A) the Administrative Agent, each Other Agent and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for said Borrower hereunder and (B) none of the Administrative Agent, any Other Agent or any Bank has any obligation to it with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other documents related hereto; and (iv) the Administrative Agent, the Other Agents and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it, and none of the Administrative Agent, any Other Agent, nor any Bank has any obligation to disclose any of such interests to it.

7.12Certain ERISA Matters. (a) Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and each lead arranger (whether a joint lead arranger or sole lead arranger) and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Fund or any Borrower, that at least one of the following is and will be true:

(i)such Bank is not using "plan assets" (within the meaning of the Plan Asset

Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-

ACTIVE 255598135

23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii)(A) such Bank is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections

(b)through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank's entrance into, participation in, administration of and performance of the Loans, the

Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Bank.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or such Bank has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Bank further

(x)represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Administrative Agent, and each lead arranger (whether a joint lead arranger or sole lead arranger) and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the any Fund or any Borrower, that:

(i)none of the Administrative Agent, or any lead arranger (whether a joint lead arranger or sole lead arranger) or any of their respective Affiliates is a fiduciary with respect to the assets of such Bank (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3- 21(c)(1)(i)(A)-(E),

(iii)the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

ACTIVE 255598135

(iv)the Person making the investment decision on behalf of such Bank with respect to the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)no fee or other compensation is being paid directly to the Administrative Agent, or any lead arranger (whether a joint lead arranger or sole lead arranger) or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Commitments or this Agreement.

(c)The Administrative Agent and each lead arranger hereby informs the Banks that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Bank or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker's acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

7.13Posting of Communications. (a) Each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the "Approved Electronic Platform").

(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Banks and each Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Each of the Banks and each Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c)THE APPROVED ELECTRONIC PLATFORM AND THE

COMMUNICATIONS ARE PROVIDED "AS IS" AND "AS AVAILABLE". THE

APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE

ACTIVE 255598135

APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR

APARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR ANY OF THEIR

RESPECTIVE RELATED PARTIES (COLLECTIVELY, "APPLICABLE PARTIES") HAVE

ANY LIABILITY TO ANY BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN

TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY BORROWER'S, ANY LENDER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF

COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM; OTHER THAN ARISING OUT OF OR IN CONNECTION WITH THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH APPLICABLE PARTY.

(d)"Communications" means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(e)Each Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender's email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(f)Each of the Banks and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative

Agent's generally applicable document retention procedures and policies.

(g)Nothing herein shall prejudice the right of the Administrative Agent or any Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ACTIVE 255598135

ARTICLE VIII

MISCELLANEOUS

8.1Notices. (a) Except as otherwise provided in Section 5.1, all notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to any Borrower, to it at c/o BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, DE 19809, Attention of Chief Financial Officer, with a copy to BlackRock Advisors, LLC, 40 East 52nd Street, New York, NY 10022, Attention of Office of General Counsel;

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 383 Madison Avenue, Floor 23, New York, NY 10197, Attention of Jay J. Cyr (Telecopy No. 917-463-0921; Telephone 212-834-9701) and JPMorgan Chase Bank, N.A, JPM Loan & Agency Services, 500 Stanton Christiana Rd, Ops 2, 3rd Floor, Newark, DE 19713-2107, Attention of Lauren Mayer, Brittany Duffy (Telecopy No. 302-634-4733; Telephone: 302- 634-1946); and

(iii)if to a Bank, to it at its address (or telecopy number) set forth in its administrative questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient); provided that notices to the Administrative Agent under Article II or Article VII shall not be effective until received. Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing

ACTIVE 255598135

clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)Any party hereto may change its address, telephone or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Bank, by notice to the Borrowers and the Administrative Agent).

8.2No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3Expenses; Documentary Taxes; Indemnification. (a) Each Borrower severally (and neither jointly nor jointly and severally) agrees to pay its pro rata share of (i) all reasonable out-of-pocket expenses of the Administrative Agent, including the fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Event of Default or alleged Event of Default hereunder and any termination hereof; provided that no Borrower shall be liable for any such expenses incurred in connection with any amendment or waiver that does not relate to or affect such Borrower and such expenses shall be borne by the Borrowers to which they relate based upon their pro rata share thereof and (ii) if an Event of Default occurs with respect to such Borrower, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank in connection therewith, including fees and disbursements of counsel, provided that reimbursement shall be for no more than one counsel for the Administrative Agent and the Banks plus any local counsel that counsel for the Administrative Agent and the Banks shall deem necessary, in each case incurred in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. This Section 8.3(a) shall not apply with respect to Taxes (which are covered by Section 2.12), except that each Borrower severally (and neither jointly nor jointly and severally) agrees to indemnify each Bank against its pro rata share of any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(b)In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each Borrower hereby severally (and neither jointly nor jointly and severally) indemnifies, exonerates and holds the Administrative Agent and each Bank and their respective affiliates that have acted as or on behalf of a syndication agent, joint lead arranger or joint bookrunner in connection with this Agreement and their respective officers, directors, partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), employees, and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether

ACTIVE 255598135

any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(i)the use by such Borrower of the proceeds of any Loan; or

(ii)the entering into and performance of this Agreement and any of the other Loan Documents by any of the Indemnified Parties (including any action brought by or on behalf of such Borrower as the result of any determination pursuant to Article III not to fund any Borrowing, but only to the extent that such Borrower is not the prevailing party);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party

(x)by reason of the relevant Indemnified Party's gross negligence, fraud or willful misconduct as determined in a final, non-appealable judgment by a court of competent jurisdiction or (y) arising solely out of any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an act or omission by such Borrower and that is brought solely by one or more Indemnified Parties against one or more other Indemnified Parties. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby severally (and neither jointly nor jointly and severally) agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (and each of their respective officers, directors, partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), employees and agents), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(c)The agreements in this Section shall survive the termination of a Commitment or the Commitments and the payment of the Loans and all other amounts payable hereunder.

8.4Set Off. During the continuance of any Event of Default and the acceleration of the Obligations, any deposits or other sums credited by or due from any of the Banks to a Borrower, and any securities or other property of a Borrower in the possession of such Bank (except to the extent such Bank is holding any securities or other assets of such Borrower in its capacity as custodian of such Borrower) may be applied to or set off by such Bank against the payment of any of the Obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from a Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations of such Borrower owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations of such Borrower owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations of such Borrower owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such

ACTIVE 255598135

excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations of such Borrower owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Each Bank agrees to notify the Administrative Agent and the applicable Borrower promptly after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such setoff or application.

8.5Amendments and Waivers. Subject to Section 2.17 and the last paragraph of this Section 8.5, any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment Amount of any Bank (except as provided in Sections 2.17 and 8.6(c)) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the final date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments, (d) change Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby, (e) change the definition of

"Required Banks" or (f) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. No delay or omission on the part of the Banks, or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Notwithstanding anything to the contrary contained herein, the Borrowers may modify Schedule 4.11 hereto from time to time:

(a)without consent of the Administrative Agent or the Banks,

(i)to designate additional then-existing Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks (A) a revised Schedule 4.11 reflecting such designations and (B) a certification by an Authorized Signatory of each applicable Borrower that (x) each of its Subsidiaries being newly designated pursuant to such revised Schedule 4.11 is formed for the purpose of making, and shall only make, one or more

"Designated Subsidiary Investments" (as defined below) and (y) the Designated Subsidiary

Investment(s) then being made by each applicable Designated Parent Borrower in each applicable Designated Subsidiary, plus the value of all other Designated Subsidiary Investments owned by such Designated Parent Borrower, is less than or equal to five percent (5%) of the Net Asset Value of such Designated Parent Borrower at the time of such designation and investment,

ACTIVE 255598135

(ii)to consolidate Designated Subsidiaries into one or more Designated Subsidiaries of a Designated Parent Borrower by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such consolidations, or

(iii)to terminate the status of Borrowers as Designated Parent Borrowers or to terminate the status of entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such terminations (and each such delivery shall be deemed to be a representation and warranty by each applicable Borrower that it no longer owns such Subsidiary being terminated or, if all of its Designated Subsidiaries are being terminated, that it no longer owns any Subsidiary); and

(b)with the consent of the Administrative Agent, acting with the consent of the Required Banks, to designate then existing additional Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries pursuant to a written request for designation from the affected Borrower to the Administrative Agent.

For the purposes hereof, the term "Designated Subsidiary Investments" means an investment made by a Designated Parent Borrower in its Designated Subsidiaries, provided that, for purposes of calculating Designated Subsidiary Investments, each such investment shall be calculated as follows: (a) initially, the amount of such investment shall equal the market value of such Designated Subsidiary Investment at the time such investment is made (the "Initial Valuation");

(b)at the time any subsequent investment is made, for any Designated Subsidiary Investment made prior to the making of such subsequent investment, such previously made Designated Subsidiary Investment shall be valued at the lesser of (i) each such investment's Initial Valuation and (ii) the then current market value of such investment as of the relevant date of determination, as such amount is set forth in a certificate delivered to the Administrative Agent by such Designated Parent

Borrower (the "Next Valuation"; provided that, for each then subsequent valuation of such investment, such Designated Parent Borrower shall deliver an updated certificate showing a valuation in an amount equal to the lesser of (1) the valuation calculated pursuant hereto on the certificate most recently delivered to the Administrative Agent and (2) the then current market value of such Investment; such amount being the "Subsequent Valuation"); and (c) at the time any investment is made, for any investment made which had a Subsequent Valuation, the lesser of (x) such Subsequent Valuation and (y) the then current market value of such Designated Subsidiary Investment as of the relevant date of determination. For the avoidance of doubt, the method of valuing Designated Subsidiary Investments described above shall not be used for purposes of calculating, or otherwise affect the calculation of, a Borrower's Asset Coverage Ratio.

If the Administrative Agent and the Borrowers acting together identify any mistake, typographical error, drafting omission or other similar defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrowers shall be permitted to amend, modify or supplement such provision to cure such mistake, typographical error, drafting omission or other similar defect, and such amendment shall become effective following notice thereof to the Banks and the failure of the Required Banks to object thereto within five (5) Business Days of the date of delivery of such notice.

ACTIVE 255598135

8.6Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign, delegate or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks and any such attempted transfer shall be void ab initio.

(b)Any Bank may at any time grant to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each a "Participant") participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 8.5 without the consent of the Participant. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Any Bank may at any time assign to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each an "Assignee") all or a minimum of $10,000,000 of its rights and obligations under this Agreement and the other Loan Documents, provided, for the avoidance of doubt, that after giving effect to such assignment each such Assignee shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance agreement (an "Assignment and Acceptance") in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing with respect to one or more Borrowers that have Loans outstanding, the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, and of the

ACTIVE 255598135

Administrative Agent, which consent shall not be unreasonably withheld or delayed provided said Assignee is not a Defaulting Bank; provided, that an assignment to a Bank shall not be required to be in any minimum amount. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitment Amounts, as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the Administrative Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised schedule to the Administrative Agent, the Banks and the Borrowers. The Administrative Agent shall further maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and upon reasonable prior notice. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent a fee for processing such assignment in the aggregate amount of $3,500. The Assignee shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12.

(d)Any attempted grant of participation or assignment not made by a Bank in compliance with Section 8.6(b) or (c), as applicable, shall be void ab initio.

(e)Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank to a Federal Reserve Bank or any central bank having jurisdiction over such Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

8.7Additional Borrowers. Other investment companies (or series of investment companies), in addition to those Borrowers which are original signatories to this Agreement, may, with the written approval of all the Banks, become parties to this Agreement and be deemed Tranche A Borrowers for all purposes of this Agreement by executing an instrument substantially in the form of Exhibit G hereto (with such changes therein may be approved by the Administrative Agent), which instrument shall (i) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Allocation Notice reflecting the participation of such additional investment company and (ii) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 3.1 hereof, including, without limitation, an opinion of counsel for such Borrower, in a form reasonably satisfactory to the Administrative Agent and its counsel; provided, that the joinder of any additional Borrower shall be effective no earlier than five (5) Business Days following receipt by the Banks of such documents and information requested by the Administrative Agent or any Bank that are reasonably required in order to comply with "know-your-customer" and other anti-terrorism, anti-money laundering and

ACTIVE 255598135

similar rules and regulations, including without limitation the USA PATRIOT Act; and provided, further, that no such additional Borrower shall be added unless each of the Banks consent, except that (A) to the extent an existing Borrower converts to a "master/feeder" structure, no consent shall be required for the master trust in such structure to become a Borrower hereunder after such conversion, provided the converting Borrower ceases to be a Borrower hereunder on or prior to such conversion and provided that such master trust is formed under the laws of a State in the United States and (B) to the extent that an existing Borrower which is a "master trust" is merged into (or transfers all or substantially all of its assets and liabilities to) its feeder fund (the "Former Feeder Fund"), no consent shall be required for such Former Feeder Fund to become a Borrower if in connection with such merger or transfer such Former Feeder Fund shall hold all or substantially all the assets and liabilities of the prior master trust, such Former Feeder Fund is formed under the laws of a State in the United States and, prior to such merger or transfer, such Former Feeder Fund shall have no Debt. Additional Borrowers may be added to this Agreement only once per each calendar quarter. Each new Borrower added to the Credit Facility after the addition of five (5) new Borrowers shall pay a new Borrower's fee in the amount of $1,500 to the Administrative Agent, provided that the Administrative Agent may, in its sole discretion, waive the requirement to pay such fee. To the extent that the Banks deem that the Permitted Asset Coverage Ratio is insufficient with respect to any Additional Borrower, the Joinder in which such Additional Borrower becomes a Borrower may, with the agreement of such Additional Borrower and each Bank, contain language amending this Agreement to provide for a different Permitted Asset Coverage Ratio with respect to such Additional Borrower.

Notwithstanding the above paragraph, the Banks hereby agree that, at any time within ninety (90) days after the Effective Date and without further consent of the Banks, those investment companies identified on Schedule 8.7 hereto may be added as Borrowers under this Agreement, provided that (i) all of the requirements (other than the further consent of the Banks) of this Section

8.7have been met and (ii) the Joinder delivered in connection therewith identifies each Custodian for such Borrower (which identification shall be deemed to amend Schedule 5.20 hereto with such information) and designates any Borrower so identified on Schedule 8.7 as a Designated Coverage Borrower. The Administrative Agent shall give prompt notice to the Banks of any such addition of new Borrowers under this paragraph and shall deliver to the Banks copies of such documents delivered to it in connection therewith.

No investment company (or series of an investment company) shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto:

(i)the representations and warranties set forth in Article IV hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.

8.8Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAW OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY

ACTIVE 255598135

OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT IN EACH CASE SITTING IN NEW YORK COUNTY AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.1. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

8.9Counterparts; Integration. (a) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this

Agreement. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to this Agreement and any other document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent, provided that, the Administrative Agent hereby agrees to accept, and hereby consents to the use of, electronic signatures to this Agreement from all parties hereto. Without limiting the generality of the foregoing, each Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Banks and the Borrowers, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

ACTIVE 255598135

8.10WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.11Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, partners, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by or on behalf of the Borrowers pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information

(a)to the extent required by statute, rule, regulation or judicial process, (b) to its respective partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), Affiliates, directors, officers, employees, agents, trustees, administrators, managers, advisors and other representatives, on a need-to-know basis, who are involved with the administration, management, modification and execution of this Agreement (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) to counsel for any of the Banks or the Administrative Agent in connection with this Agreement, (d) to bank examiners, auditors or accountants, (e) to the Administrative Agent or any Bank, (f) in connection with exercising remedies and enforcing rights under this Agreement against a Borrower and any litigation to which any one or more of the Banks or the Administrative Agent is a party arising out of or in connection with this Agreement, (g) to any assignee or participant (or prospective assignee or participant) or any other Person acquiring an interest in this Agreement by operation of law, in each case permitted under Section 8.6(b) or (c) (each, a "Transferee"), or any direct or indirect contractual counterparty (or its advisors) to any swap, hedge or other derivative transaction or to any credit insurance provider (each a, "Counterparty") so long as such Transferee or Counterparty first agrees in writing to be bound by confidentiality obligations at least as restrictive as the terms of this Section 8.11, (h) with the consent of the Borrowers or (i) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a non- confidential basis from a source other than the Borrowers, which source, to the knowledge of the Administrative Agent, such Bank or such Affiliates as applicable, has no duty of confidentiality to any Borrower; provided, further, that unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process. In addition, the Administrative Agent and the Banks may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent, the Other Agents and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

8.12Representations and Warranties of the Banks. Each Bank hereby represents and warrants to the Borrowers that it is (1) (A) a depository institution (as defined in Section 3 of the

ACTIVE 255598135

Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act and (2) it is not "affiliated" (within the meaning of the Act) with any Borrower or the Adviser. Each Bank will immediately notify the Borrowers if such Bank is no longer able to make the representations and warranties stated in the preceding sentence. No Bank shall have any liability under the terms of this Agreement for delivering such notice or for no longer being able to make the representations and warranties stated in the first sentence of this section so long as if it has timely delivered such notice. If the Investment Company Act of 1940, as amended, any rules, regulations or orders issued pursuant thereto, or any other applicable law shall make it illegal for a Bank to make loans to the Borrowers (or shall make it illegal for the Borrowers to borrow from a Bank), then such Bank's Commitment Amount shall immediately and automatically be reduced to $0 and such Bank's Commitment shall immediately and automatically terminate.

8.13USA PATRIOT Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow any Bank or the Administrative Agent to identify each Borrower in accordance with the Patriot Act. The Borrowers will provide such information promptly upon the request of such Bank or the Administrative Agent.

8.14Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares

ACTIVE 255598135

or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

8.15Amendment and Restatement. This Agreement amends, restates, supersedes and replaces in its entirety the Existing Credit Agreement; provided that nothing contained herein is intended to or shall be deemed to evidence the repayment, satisfaction or novation of the Borrowers' obligations to the Banks and the Administrative Agent under such superseded Existing Credit Agreement, all of which obligations are hereby ratified and affirmed and all of which shall hereafter be deemed outstanding under, and evidenced by, this Agreement.

8.16German Bank Separation Act. If any Bank shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto) after the date hereof that, due to (a) the implementation of the German Act on the Ring-fencing of Risks and for the Recovery and Resolution Planning for Credit Institutions and Financial Groups (Gesetz zur Abschirmung von Risiken und zur Planung der Sanierung und Abwicklung von Kreditinstituten und Finanzgruppen) of 7 August 2013 (commonly referred to as the German Bank Separation Act (Trennbankengesetz) (as amended from time to time, the "GBSA"), (b) any corresponding European legislation (such as the proposed regulation on structural measures improving the resilience of European Union credit institutions) that may amend or replace the GBSA or any regulation thereunder after the date hereof, or (c) any change in the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of the GBSA or any corresponding future European legislation or any regulation thereunder after the date hereof, the arrangements contemplated by this Agreement or the Loans have, or will, become illegal, prohibited or otherwise unlawful with respect to such Bank, then, and in any such event, such Bank may give written notice to the Borrowers and the Administrative Agent of such determination (the date of such notice, the "GBSA Notice Date"), whereupon (i) all of the obligations owing to such Bank hereunder shall become due and payable, and each Borrower with outstanding Loans shall repay the outstanding principal of such obligations owing by such Borrower to such Bank together with accrued interest thereon promptly (and in no event no later than the 5th Business Day immediately after the GBSA Notice Date) and, so long as no Specified Default shall have occurred and be continuing with respect to such Borrower with outstanding Loans, such repayment by such Borrower with outstanding Loans shall not be subject to the terms and conditions of (a) the second sentence of Section 2.10 or (b) the second sentence of Section 8.4 and (ii) the Commitment of such Bank with respect to both Tranche A Borrowers and the Commitment of such Bank with respect to the Tranche B Borrowers shall terminate for all purposes under this Agreement and the Tranche A Commitment Amount and the Tranche B Commitment Amount shall be permanently reduced by the amount of such terminated Commitments on the GBSA Notice Date. "Specified Default" shall mean the occurrence of (i) any Event of Default, or (ii) any event described in Section 2.7(a), irrespective of whether the three Business day period described in Section 2.7(a) has expired. For the purposes of calculating (w) the aggregate principal amount outstanding of Committed Loans and Swing Line Advances pursuant to Section 2.1(b) and (x) the aggregate amount of Loans outstanding to all Borrowers pursuant to Section 3.2(c), the amount of any Loans that are to be repaid to a Bank pursuant to this Section 8.16 shall be disregarded.

ACTIVE 255598135

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amended and Restated Credit Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.

By: _________________________________

Name:

Title:

ACTIVE 255598135

Accepted and agreed to as of the date first above written:

Maryland Corporations:

BLACKROCK ADVANTAGE GLOBAL FUND, INC.

BLACKROCK ASIAN DRAGON FUND, INC.

BLACKROCK BALANCED CAPITAL FUND, INC.

BLACKROCK BASIC VALUE FUND, INC.

BLACKROCK CAPITAL APPRECIATION FUND, INC.

BLACKROCK EMERGING MARKETS FUND, INC.

BLACKROCK GLOBAL ALLOCATION FUND, INC.

BLACKROCK INDEX FUNDS INC., on behalf of the following series:

*iShares MSCI EAFE International Index Fund

BLACKROCK LARGE CAP SERIES FUNDS, INC., on behalf of the following series:

*BlackRock Event Driven Equity Fund

BLACKROCK LATIN AMERICA FUND, INC.

BLACKROCK MID CAP DIVIDEND SERIES, INC., on behalf of the following series:

*BlackRock Mid Cap Dividend Fund

BLACKROCK MUNICIPAL BOND FUND, INC., on behalf of each of the following series: *BlackRock High Yield Municipal Fund *BlackRock National Municipal Fund *BlackRock Short-Term Municipal Fund

BLACKROCK SERIES FUND, INC., on behalf of each of the following series:

*BlackRock Advantage Large Cap Core Portfolio *BlackRock Balanced Capital Portfolio *BlackRock Capital Appreciation Portfolio *BlackRock Global Allocation Portfolio

BLACKROCK SERIES FUND II, INC., on behalf of each of the following series:

ACTIVE 255598135

*BlackRock High Yield Portfolio

*BlackRock U.S. Government Bond Portfolio

BLACKROCK SERIES, INC., on behalf of the following series:

*BlackRock International Fund

BLACKROCK STRATEGIC GLOBAL BOND FUND,

INC.

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of each of the following series:

*BlackRock 60/40 Target Allocation ETF V.I. Fund (f/k/a BlackRock iShares® Dynamic Allocation V.I. Fund)

*BlackRock Advantage Large Cap Core V. I. Fund *BlackRock Advantage Large Cap Value V.I. Fund *BlackRock Advantage U.S. Total Market V.I. Fund *BlackRock Basic Value V.I. Fund

*BlackRock Capital Appreciation V.I. Fund *BlackRock Equity Dividend V.I. Fund *BlackRock Global Allocation V.I. Fund *BlackRock International Index V.I. Fund *BlackRock International V.I. Fund *BlackRock Large Cap Focus Growth V.I. Fund *BlackRock Managed Volatility V.I. Fund *BlackRock Small Cap Index V.I. Fund *BlackRock S&P 500 Index V.I. Fund

BLACKROCK VARIABLE SERIES FUNDS II, INC., on behalf of each of the following series:

*BlackRock High Yield V.I. Fund

*BlackRock Total Return V.I. Fund *BlackRock U.S. Government Bond V.I. Fund

Massachusetts Business Trusts:

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST, on behalf of the following series: *BlackRock California Municipal Opportunities Fund

BLACKROCK EQUITY DIVIDEND FUND

BLACKROCK EUROFUND

BLACKROCK FUNDSSM, on behalf of each of the following series:

*BlackRock Advantage Emerging Markets Fund

ACTIVE 255598135

*BlackRock Advantage ESG U.S. Equity Fund (f/k/a BlackRock Impact U.S. Equity Fund)

*BlackRock Advantage International Fund *BlackRock Advantage Large Cap Growth Fund *BlackRock Advantage Small Cap Core Fund *BlackRock Advantage Small Cap Growth Fund *BlackRock China A Opportunities Fund *BlackRock Commodity Strategies Fund *BlackRock Emerging Markets Equity Strategies Fund *BlackRock Energy Opportunities Fund (f/k/a BlackRock All-Cap Energy & Resources Portfolio) *BlackRock Exchange Portfolio

*BlackRock Global Long/Short Equity Fund *BlackRock Health Sciences Opportunities Portfolio *BlackRock High Equity Income Fund *BlackRock International Dividend Fund *BlackRock Mid-Cap Growth Equity Portfolio *BlackRock Real Estate Securities Fund *BlackRock Short Obligations Fund *BlackRock Tactical Opportunities Fund *BlackRock Technology Opportunities Fund *BlackRock Total Emerging Markets Fund *BlackRock Total Factor Fund

*iShares Developed Real Estate Index Fund *iShares Edge MSCI Min Vol EAFE Index Fund *iShares Edge MSCI Min Vol USA Index Fund *iShares Edge MSCI Multifactor Intl Index Fund *iShares Edge MSCI Multifactor USA Index Fund *iShares Municipal Bond Index Fund

*iShares Russell Mid-Cap Index Fund *iShares Russell Small/Mid-Cap Index Fund *iShares Short-Term TIPS Bond Index Fund *iShares Total U.S. Stock Market Index Fund

BLACKROCK FUNDS II, on behalf of each of the following series:

*BlackRock 20/80 Target Allocation Fund *BlackRock 40/60 Target Allocation Fund *BlackRock 60/40 Target Allocation Fund *BlackRock 80/20 Target Allocation Fund *BlackRock Dynamic High Income Portfolio *BlackRock Global Dividend Portfolio *BlackRock LifePath® Smart Beta 2025 Fund *BlackRock LifePath® Smart Beta 2030 Fund *BlackRock LifePath® Smart Beta 2035 Fund *BlackRock LifePath® Smart Beta 2040 Fund *BlackRock LifePath® Smart Beta 2045 Fund

ACTIVE 255598135

*BlackRock LifePath® Smart Beta 2050 Fund

*BlackRock LifePath® Smart Beta 2055 Fund

*BlackRock LifePath® Smart Beta 2060 Fund

*BlackRock LifePath® Smart Beta 2065 Fund

*BlackRock LifePath® Smart Beta Retirement Fund

*BlackRock Managed Income Fund

*BlackRock Multi-Asset Income Portfolio

BLACKROCK FUNDS IV, on behalf of each of the following series:

*BlackRock Systematic Multi-Strategy Fund *BlackRock Global Long/Short Credit Fund *BlackRock Impact Bond Fund

BLACKROCK FUNDS V, on behalf of each of the following series:

*BlackRock Core Bond Portfolio *BlackRock Credit Strategies Income Fund *BlackRock Emerging Markets Bond Fund *BlackRock Emerging Markets Flexible Dynamic Bond Portfolio

*BlackRock Floating Rate Income Portfolio *BlackRock GNMA Portfolio *BlackRock High Yield Bond Portfolio *BlackRock Inflation Protected Bond Portfolio *BlackRock Low Duration Bond Portfolio *BlackRock Strategic Income Opportunities Portfolio *BlackRock U.S. Government Bond Portfolio

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST, on behalf of each of the following series: *BlackRock New Jersey Municipal Bond Fund *BlackRock New York Municipal Opportunities Fund *BlackRock Pennsylvania Municipal Bond Fund

BLACKROCK MUNICIPAL SERIES TRUST, on behalf of the following series:

*BlackRock Strategic Municipal Opportunities Fund

BLACKROCK NATURAL RESOURCES TRUST

Delaware Statutory Trusts:

BLACKROCK ALLOCATION TARGET SHARES, on behalf of each of the following series:

*BATS: Series A Portfolio

*BATS: Series C Portfolio

ACTIVE 255598135

*BATS: Series E Portfolio

*BATS: Series M Portfolio

*BATS: Series P Portfolio

*BATS: Series S Portfolio

BLACKROCK FUNDS III, on behalf of each of the following series:

*BlackRock LifePath® Dynamic 2025 Fund *BlackRock LifePath® Dynamic 2030 Fund *BlackRock LifePath® Dynamic 2035 Fund *BlackRock LifePath® Dynamic 2040 Fund *BlackRock LifePath® Dynamic 2045 Fund *BlackRock LifePath® Dynamic 2050 Fund *BlackRock LifePath® Dynamic 2055 Fund *BlackRock LifePath® Dynamic 2060 Fund *BlackRock LifePath® Dynamic 2065 Fund *BlackRock LifePath® Dynamic Retirement Fund *BlackRock LifePath® Index 2025 Fund *BlackRock LifePath® Index 2030 Fund *BlackRock LifePath® Index 2035 Fund *BlackRock LifePath® Index 2040 Fund *BlackRock LifePath® Index 2045 Fund *BlackRock LifePath® Index 2050 Fund *BlackRock LifePath® Index 2055 Fund *BlackRock LifePath® Index 2060 Fund *BlackRock LifePath® Index 2065 Fund *BlackRock LifePath® Index Retirement Fund

BLACKROCK LONG-HORIZON EQUITY FUND

BLACKROCK MULTI-SECTOR OPPORTUNITIES

TRUST

BLACKROCK MULTI-SECTOR OPPORTUNITIES

TRUST II

MANAGED ACCOUNT SERIES, on behalf of each of the following series:

*BlackRock GA Disciplined Volatility Equity Fund *BlackRock GA Dynamic Equity Fund

MANAGED ACCOUNT SERIES II, on behalf of the following series:

*BlackRock U.S. Mortgage Portfolio

MASTER INVESTMENT PORTFOLIO, on behalf of each of the following series:

ACTIVE 255598135

*Active Stock Master Portfolio *International Tilts Master Portfolio *Large Cap Index Master Portfolio *S&P 500 Index Master Portfolio

*Total International ex U.S. Index Master Portfolio *U.S. Total Bond Index Master Portfolio

MASTER INVESTMENT PORTFOLIO II, on behalf of the following series:

*CoreAlpha Bond Master Portfolio

Delaware Limited Liability Companies:

MASTER ADVANTAGE U.S. TOTAL MARKET LLC

MASTER BOND LLC, on behalf of the following series: *Master Total Return Portfolio

MASTER FOCUS GROWTH LLC

MASTER LARGE CAP SERIES LLC, on behalf of each of the following series:

*Master Advantage Large Cap Core Portfolio *Master Advantage Large Cap Value Portfolio

[Remainder of page intentionally blank; signatures continue on following page]

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

QUANTITATIVE MASTER SERIES LLC, on behalf of the following series:

*Master Small Cap Index Series

By:__________________________________

Name: Neal J. Andrews

Title: Authorized Signatory

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

CITIBANK, N.A.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

GOLDMAN SACHS BANK USA

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MORGAN STANLEY BANK, N.A.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

STATE STREET BANK AND TRUST COMPANY

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

WELLS FARGO BANK, N.A.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BARCLAYS BANK PLC

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BNP PARIBAS

By: __________________________________

Name:

Title:

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

CREDIT SUISSE AG, NEW YORK BRANCH

By: __________________________________

Name:

Title:

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH

By: __________________________________

Name:

Title:

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

ROYAL BANK OF CANADA

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

SOCIETE GENERALE

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE TORONTO-DOMINION BANK, NEW YORK

BRANCH

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

NEW YORK BRANCH

By: __________________________________

Name:

Title:

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF MONTREAL

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MIZUHO BANK, LTD.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

MUFG BANK, LTD.

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

THE NORTHERN TRUST COMPANY

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

STANDARD CHARTERED BANK

By: __________________________________

Name:

Title:

ACTIVE 255598135

BLACKROCK FUNDS

2020 SEVENTH AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE

BROWN BROTHERS HARRIMAN & CO.

By: __________________________________

Name:

Title:

ACTIVE 255598135

Exhibit A
FORM OF ALLOCATION NOTICE
Date:	___________
To:	JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks party to the Seventh
Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers party thereto, the
Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement.

The allocation of liability of the Borrowers in respect of all liabilities, obligations, fees and expenses under the Credit Agreement (other than principal and interest) shall be as set forth herein and shall be effective from the date hereof until a later dated Allocation Notice is delivered to the Administrative Agent.

Name of Borrower	% Allocation

[insert Borrower's name]

A-1

ACTIVE 255598135

Name of Borrower	% Allocation

100%

[Borrowers]

By:

Title:

A-2

ACTIVE 255598135

Exhibit B

FORM OF
NOTICE OF BORROWING
DATE:
TO:	JPMorgan Chase Bank, N.A.,
as Administrative Agent
ATTN:
FROM:	[Borrower's name]

In connection with the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, please increase the outstanding balance of Loans as indicated below. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

(a)Name of Borrower:

(b)Date of proposed Borrowing:

(c)Swing Advance or Committed Loan:

(d)Tranche A Loan or Tranche B Loan:

(e)	Amount of Loan requested:	$

(f)Aggregate principal amount of Loans outstanding by the borrowing Borrower to all Banks (including Loan requested): $

(g)Asset Coverage Ratio for the borrowing Borrower after giving effect to proposed Borrowing:

(h)Each of the representations and warranties of the borrowing Borrower in the Credit Agreement is true and correct on the date hereof and shall be true and correct as of the date of the proposed borrowing (unless such representation and warranty shall relate solely to an earlier date, in which such representation and warranty shall be true and correct as of such earlier date).

(i)No Default or Event of Default with respect to the borrowing Borrower has occurred and is continuing both before and after giving effect to the proposed Borrowing.

B-1

ACTIVE 255598135

[Borrower's name]

By:

Title:

B-2

ACTIVE 255598135

Exhibit C
NOTICE OF PAYDOWN
TO:	JPMorgan Chase Bank, N.A. as Administrative Agent for the Banks party to the
Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the
Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as
Administrative Agent.
FROM:	[Borrower's name]
DATE:
Paydown on ( ) on		Paydown Wire Instructions
Existing Loan
Amount	Date
$_______
$_______

Authorized Signatory	Date _____________
Authorized Signatory	Date _____________
Ticket #

C-1

ACTIVE 255598135

Exhibit D

FORM OF NOTE

$ _________

FOR VALUE RECEIVED, each Borrower severally (and neither jointly nor jointly and severally) hereby promises to pay to the order of(the "Bank") at [address of bank]:

(a)prior to or on the Termination Date the principal amount of [INSERT

BANK'S COMMITMENT AMOUNT] Dollars ($ ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers, the Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent; and

(b)interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan made to such Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans made to a Borrower shall be prima facie evidence of the principal amount thereof owing and unpaid severally by such Borrower to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of any Borrower hereunder or under the Credit Agreement to make several payments of principal and of interest on this Note when due.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by such Borrower on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur and be continuing with respect to a Borrower, the entire unpaid principal amount of this Note severally owing by such Borrower and

ACTIVE 255598135

all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Except to the extent otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Note to be signed in its name by their respective duly authorized officers as of the day and year first above written.

[Borrowers]

By:

Title:

ACTIVE 255598135

Date	Borrower	Amount and	Amount of	Principal	Balance of	Notation Made
		Type of Loan		Repaid	Principal	By

ACTIVE 255598135

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

Date: ___________

To each of the Banks referred to below

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: [insert name]

Ladies and Gentlemen:

Reference is hereby made to the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies to you that he/she is an Authorized Signatory and that no Default or Event of Default, as to the undersigned, has occurred and is continuing on the date hereof.

The Asset Coverage Ratio of the undersigned as of the date hereof is _____ to 1.0.

[Borrower's name]

By:

Title:

E-1

ACTIVE 255598135

Exhibit F

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of _________

Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

START HERE

	(the "Assignor") and	(the "Assignee")
hereby agree as follows:
§1.	Assignment. Subject to the terms and conditions of this	Assignment and

Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to

[	%] in respect of the Assignor's Commitment immediately prior to the Effective Date (as hereinafter defined).
	§2.	Assignor's Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its

aggregate Commitment Amount is [$	], its Commitment Percentage is [ %], the
aggregate outstanding principal balance of its Loans equals [$	] (in each case after

giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor's Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) if issued by the Borrowers pursuant to Section 2.4 of the Credit Agreement, attaches hereto its Note.

[Pursuant to Section 2.4 of the Credit Agreement, the Assignee requests that the Borrowers exchange the Assignor's Note for new Notes payable to the Assignor and the Assignee as follows:

ACTIVE 255598135

Notes Payable to	Amounts of
the Order of:	Notes

Assignor	$	_________
Assignee	$	]

§3. Assignee's Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee,

(iii)all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (f) makes the representation and warranty set forth in Section 8.12 of the Credit Agreement; and (g) to the extent required by Section 2.12(b) of the Credit Agreement agrees to deliver the forms required by Section 2.12(b) of the Credit Agreement.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be

[] (the "Effective Date"). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for its consent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 8.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

ACTIVE 255598135

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement. Signature pages to this Assignment and Acceptance may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page.

ACTIVE 255598135

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer or representative thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:

Title:

[ASSIGNEE]

By:

Title:

CONSENTED TO:

[[Borrowers' names]

By:

Title:]

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:

Title:

ACTIVE 255598135

Exhibit G

JOINDER

Reference is made to the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended and in effect from time to time, the "Credit Agreement"), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

All capitalized terms used in this Joinder which are defined in the Credit Agreement shall have the meanings set forth therein unless otherwise defined herein or the context otherwise requires.

Each of the undersigned hereby agrees that, effective the date hereof, it shall be a Borrower and a Tranche A Borrower under the Credit Agreement. Each of the undersigned agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower.

Each of the undersigned hereby represents as to itself that as of the date hereof and after giving effect hereto: (i) the representations and warranties set forth in Article IV of the Credit Agreement with respect to the Borrowers are true and correct*; (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed; and (iii) no Default or Event of Default with respect to itself shall have occurred and be continuing.

In connection herewith, a new Allocation Notice shall be delivered.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder this ___ day of

____________, _____.

[Name of Borrowers]

By:

Title:

*Reference is made to the Supplements to Schedules 4.9 and 4.11 attached hereto.

G-1

ACTIVE 255598135

Exhibit H

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of ______________, among (i) [NAME OF ACCEDING BANK] (the "Acceding Bank"), (ii) each borrower signatory to the Seventh Amended and Restated Credit Agreement, dated as of April 16, 2020 (as amended or modified from time to time, the "Credit Agreement"), by and among such borrowers, the Banks party thereto and JPMORGAN CHASE BANK, N.A. ("JPMorgan"), as administrative agent (the "Administrative Agent") for the Banks and (iii) the Administrative Agent.

A.Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B.The Borrowers have invited the Acceding Bank, and the Acceding Bank desires, to become a party to the Credit Agreement and to assume the obligations of a Bank thereunder. The Acceding Bank is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Bank thereunder.

Accordingly, the Acceding Bank, the Borrowers and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. i. The Acceding Bank, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Bank thereunder with the same force and effect as if originally named therein as a Bank.

(a)The Commitment of the Acceding Bank shall equal the amount set forth opposite its signature hereto.

SECTION 2. Representations and Warranties, Agreements of Acceding Bank, etc. The Acceding Bank (a) represents and warrants that (i) it is (A) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act; (ii) it is not "affiliated" (within the meaning of the Act) with any Borrower or the Adviser; and (iii) it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it will independently and without reliance upon the Administrative Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d)

Sch. 8.7-1

ACTIVE 255598135

appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform, in accordance with their terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

SECTION 3. Effectiveness. ii. This Agreement shall become effective on __________

(the "Effective Date"), subject to the Administrative Agent's receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Bank and the Borrowers, (ii) if the Acceding Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.12 of the Credit Agreement duly completed and executed by the Acceding Bank, (iii) an Administrative Questionnaire completed in respect of the Acceding Bank and (iv) a processing and recordation fee of $3,500.

(a)Upon the effectiveness of this Agreement, the Administrative Agent shall

(i)record the information contained herein and in any administrative questionnaire in the register and (ii) give prompt notice thereof to the Banks.

SECTION 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect and originally signed signature page.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should beheld invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic affect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement. All communications and notices hereunder to the Acceding Bank shall be given to it at the address set forth under its signature hereto, which information, together with the amount of the Acceding Bank's Commitment, supplements Schedule 1 to the Credit Agreement.

H-2

ACTIVE 255598135

IN WITNESS WHEREOF, the Acceding Bank, the Borrowers and the Administrative Agent have duly executed this Accession Agreement as of the day and year first above written.

[NAME OF ACCEDING BANK]

By:

Name:

Title:

Address:

[Borrowers]

By:

Name:

Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:

Name:

Title:

H-3

ACTIVE 255598135